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As filed with the Securities and Exchange Commission on April 5, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Polypore International, Inc.
Subsidiary Guarantors Listed on Schedule A hereto
(Exact name of co-registrants as specified in their charters)

Delaware
(State or other jurisdiction of incorporation or organization)

3999
(Primary Standard Industrial Classification Code Number)

43-2049334
(I.R.S. Employer Identification No.)

11430 North Community House Road, Suite 350
Charlotte, N.C. 28277
(704) 587-8409
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Robert B. Toth
Polypore International, Inc.
President and Chief Executive Officer
11430 North Community House Road, Suite 350
Charlotte, N.C. 28277
(704) 587-8409
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Cristopher Greer, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

7.5% Senior Notes due 2017	$365,000,000	100%	$365,000,000	$42,376.50

Guarantees of the Senior Notes listed above by Celgard, LLC, Daramic, LLC, Daramic Acquisition Corp., Daramic Asia, Inc., Daramic Holding, LLC, Daramic International, Inc., Microporous Holding, LLC, Microporous Products, LLC, and MP Assets Corporation	(2)	(2)	(2)	(2)

Total	$365,000,000	100%	$365,000,000	$42,376.50

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees by Celgard, LLC, Daramic, LLC, Daramic Acquisition Corp., Daramic Asia, Inc., Daramic Holding, LLC, Daramic International, Inc., Microporous Holding, LLC, Microporous Products, LLC, and MP Assets Corporation.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Subsidiary Guarantors

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction or Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Celgard, LLC	Delaware	56-2169137	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Daramic, LLC	Delaware	57-1006869	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Daramic Acquisition Corp.	Delaware	26-2071019	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Daramic Asia, Inc.	Delaware	57-1010460	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Daramic Holding, LLC	Delaware	N/A	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Daramic International, Inc.	Delaware	57-1010462	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Microporous Holding, LLC	Delaware	20-5802561	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
Microporous Products, LLC	Delaware	90-0582620	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409
MP Assets Corporation	Delaware	27-4265702	c/o Polypore International, Inc. 11430 North Community House Road, Suite 350 Charlotte, N.C. 28277 (704) 587-8409

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2011

PRELIMINARY PROSPECTUS

Offers to Exchange

$365.0 million principal amount of its 7.5%
senior notes due 2017,
which have been registered under the
Securities Act of 1933, for any and all of its outstanding
7.5% senior notes due 2017.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME,
ON [    •    ], 2011, UNLESS EXTENDED.

  •
  We are offering to exchange registered 7.5% senior notes due 2017 for any or all of our outstanding unregistered 7.5% senior notes. We refer herein to the unregistered notes as the "original notes." We refer herein to the registered notes as the "exchange notes." We refer herein to the exchange notes and the original notes, collectively, as the "notes."

  •
  The exchange offer expires at 5:00 p.m., New York City time, on [    •    ], 2011, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange offer is subject to customary conditions that may be waived by us.

  •
  All original notes outstanding that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for the exchange notes.

  •
  Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  •
  The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The terms of the exchange notes to be issued are substantially identical to the terms of the original notes, except that the exchange notes will not have transfer restrictions and you will not have registration rights.

  •
  If you fail to tender your original notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

  •
  There is no established trading market for the notes, and we do not intend to apply for listing of the exchange notes on any securities exchange or market quotation system.

        See "Risk factors" beginning on page 10 for a discussion of matters you should consider before you participate in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                            , 2011.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Manager of Investor Relations, Polypore International, Inc., 11430 North Community House Road, Suite 350, Charlotte, NC 28277, telephone number (704) 587-8409. In order to ensure timely delivery of this information, any request should be made by [    •    ], 2011, five business days prior to the expiration date of the exchange offer.

        In this prospectus, the words "Polypore International," the "Company," "we," "us" and "our" refer to Polypore International, Inc. together with its subsidiaries, unless the context indicates otherwise. References to "fiscal year" mean the 52 or 53 week period ending on the Saturday that is closest to December 31. The fiscal years ended January 1, 2011, or "fiscal 2010," and January 2, 2010, or "fiscal 2009," included 52 weeks. The fiscal year ended January 3, 2009, or "fiscal 2008," included 53 weeks.

        The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implications that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to herein as the "Securities Act." This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the

i

exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of distribution."

 Forward-looking statements

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, the statements about Polypore International's plans, objectives, strategies and prospects regarding, among other things, the financial condition, results of operations and business of Polypore International and its subsidiaries. We have identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. These forward-looking statements may be contained under the captions entitled "Business," "Properties," "Controls and Procedures," "Management's Discussion and Analysis of Financial Condition and Results of Operations" or "Risk Factors," the Company's financial statements or the notes thereto or elsewhere in this prospectus.

        These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk factors," will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including with respect to Polypore International, the following, among other things:

  •
  the highly competitive nature of the markets in which we sell our products;

  •
  the failure to continue to develop innovative products;

  •
  the loss of our customers;

  •
  the vertical integration by our customers of the production of our products into their own manufacturing process;

  •
  increases in prices for raw materials or the loss of key supplier contracts;

  •
  our substantial indebtedness;

  •
  interest rate risk related to our variable rate indebtedness;

  •
  our inability to generate cash;

  •
  restrictions related to the senior secured credit agreement;

  •
  employee slowdowns, strikes or similar actions;

  •
  product liability claims exposure;

  •
  risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws;

  •
  the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws;

ii

  •
  the failure to protect our intellectual property;

  •
  the loss of senior management;

  •
  the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions;

  •
  the failure to effectively integrate newly acquired operations;

  •
  the absence of expected returns from the intangible assets we have recorded;

  •
  the adverse impact from legal proceedings on our financial condition; and

  •
  natural disasters, epidemics, terrorist acts and other events beyond our control.

        Because our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements, we cannot give any assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Polypore International's results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to update these forward-looking statements or the factors set forth in the caption below entitled "Risk factors" to reflect new information, future events or otherwise, except as may be required under federal securities laws.

iii

PROSPECTUS SUMMARY

        This summary may not contain all of the information that may be important to you. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes included elsewhere herein, before you decide to participate in this exchange offer.

Overview

        Polypore International, Inc., a Delaware corporation, is a leading global high technology filtration company that develops, manufactures and markets specialized microporous membranes used in separation and filtration processes. The microporous membranes we produce are highly engineered polymeric structures that contain millions of pores per square inch, enabling the management of ions, gases and particles that range in size from the cellular to the nano or molecular level.

        Our products and technologies are used in two primary segments: energy storage and separations media. The energy storage segment accounted for approximately 72% of our fiscal 2010 net sales. Primary applications for our membranes in this segment are lithium batteries and lead-acid batteries. Lithium batteries are the power source in a wide variety of electronics applications ranging from notebook computers, tablets, mobile phones to cordless power tools, and are emerging in applications such as electric drive vehicles and electricity grid storage or energy storage systems. Lead-acid batteries are used in transportation and industrial applications. The separations media segment accounted for approximately 28% of our fiscal 2010 net sales. Primary applications for our membranes and membrane modules in this segment are hemodialysis, blood oxygenation, plasmapheresis and various high-performance microfiltration, ultrafiltration and gasification/degasification applications.

Corporate information

        Polypore International, Inc. is a Delaware corporation. Our principal executive offices are located at 11430 North Community House Road, Suite 350, Charlotte, NC 28277 and our telephone number at that address is (704) 587-8409. Our website address is http://www.polypore.net. Our website and the information contained on our website are not part of this prospectus.

 The exchange offer

        On November 26, 2010, we completed an offering of $365.0 million aggregate principal amount of 7.5% senior notes due 2017 which we refer to herein as the "original notes," in a transaction exempt from registration under the Securities Act. In connection with the offering of the original notes, we entered into a registration rights agreement, dated as of November 26, 2010, with the initial purchasers of the original notes. In the registration rights agreement, we agreed to offer our new 7.5% senior notes due 2017, which will be registered under the Securities Act, and which we refer to herein as the "exchange notes," in exchange for the original notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement. We also agreed to deliver this prospectus to the holders of the original notes. In this prospectus, we refer to the original notes and the exchange notes as the "notes." You should read the discussions under the headings "—Summary of the terms of the exchange notes" and "Description of the exchange notes" for information regarding the exchange notes.

The exchange offer	We are offering to exchange registered notes for any and all of our original notes.

You may only exchange outstanding notes in integral multiples of $1,000. The exchange notes are substantially identical to the original notes, except that the exchange notes will not have transfer restrictions and you will not have registration rights.

Resale

Based upon interpretations by the staff of the Securities and Exchange Commission (the "SEC") set forth in no action letters issued to unrelated third parties, we believe that you can transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

• acquire the exchange notes in the ordinary course of your business;
• are not and do not intend to become engaged in a distribution of the exchange notes;
• are not an "affiliate" (within the meaning of the Securities Act) of ours;
• are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes from us or our affiliates; and
• are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes in a transaction as part of its market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. See "The exchange offer—Purpose of the exchange offer."

Registration rights agreement

Under the registration rights agreement, we have agreed to use our reasonable best efforts to consummate the exchange offer or cause the original notes to be registered under the Securities Act to permit resales. If we are not in compliance with our obligations under the registration rights agreement, liquidated damages will accrue on the original notes in addition to the interest that otherwise is due on the original notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no liquidated damages will be payable on the original notes. The exchange notes will not contain any provisions regarding the payment of liquidated damages. See "The exchange offer—Liquidated damages."

Minimum condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered in the exchange offer.
Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on [•], 2011, unless we extend it. We do not currently intend to extend the expiration date.
Exchange date

We will accept original notes for exchange at the time when all conditions of the exchange offer are satisfied or waived. We will deliver the exchange notes promptly after we accept the original notes.

Conditions to the exchange offer

Our obligation to complete the exchange offer is subject to certain conditions. We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of certain specified events. See "The exchange offer—Conditions to the exchange offer."

Withdrawal rights

You may withdraw the tender of your original notes at any time before the expiration of the exchange offer on the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for tendering original notes	See "The exchange offer—How to tender."
United States federal income tax consequences

The exchange of the original notes for the exchange notes will not be a taxable exchange for United States federal income tax purposes, and holders will not recognize any taxable gain or loss as a result of such exchange. See "Material United States federal income tax considerations."

Effect on holders of original notes

If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the registration rights agreement, except under limited circumstances. See "The exchange offer—Other."

Holders of original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the transfer restrictions provided for in the original notes and the indenture governing the original notes. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected. See "Risk factors—Risks associated with the exchange offer—You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer," "Risk factors—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer," and "The exchange offer—Other."

Use of proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Exchange agent	The Bank of New York Mellon, the trustee under the indenture governing the notes, is serving as the exchange agent in connection with the exchange offer.

 Summary of the terms of the exchange notes

Issuer	Polypore International, Inc.
Securities offered	$365.0 million in aggregate principal amount of 7.5% senior notes due 2017.
Maturity	November 15, 2017.
Interest payment dates	May 15 and November 15 of each year, commencing on May 15, 2011.
Ranking	The exchange notes will:
• be general unsecured, senior obligations of Polypore International;
• rank equally in right of payment to any existing and future senior indebtedness of Polypore International, without giving effect to collateral arrangements;
• rank senior in right of payment to any existing and future subordinated obligations of Polypore International;

•       be structurally subordinated to any existing and future liabilities (including trade payables) of non-guarantor subsidiaries of Polypore International, including indebtedness of foreign subsidiaries; and

•       be effectively subordinated to any existing or future secured indebtedness of Polypore International, including indebtedness under the senior secured credit agreement, to the extent of the value of the collateral securing such indebtedness.

The guarantees will:
• be the general unsecured, senior obligations of the guarantors;
• rank equally in right of payment to any existing and future senior indebtedness of the guarantors, without giving effect to collateral arrangements;
• rank senior in right of payment to any existing and future subordinated obligations of the guarantors;
• be structurally subordinated to any existing and future liabilities (including trade payables) of non-guarantor subsidiaries, including indebtedness of foreign subsidiaries; and
• be effectively subordinated to any existing or future secure indebtedness of the guarantors, to the extent of the value of the collateral securing such indebtedness.
As of January 1, 2011:
• The outstanding indebtedness of Polypore International and the guarantors is $715.3 million, of which $305.3 million constituted senior secured indebtedness;

• outstanding indebtedness of non-guarantor subsidiaries of Polypore International, including foreign subsidiaries, is $45.0 million; and
• an additional $80.9 million is available for borrowing under our revolving credit facility, all of which would have constituted secured indebtedness if borrowed.
See "Description of exchange notes—Ranking."
Optional redemption

Before November 15, 2013, Polypore International may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount of the notes plus a make-whole premium. On or after November 15, 2013, Polypore International may redeem some or all of the exchange notes at the redemption prices listed under "Description of exchange notes—Optional redemption."

In addition, Polypore International may on any one or more occasions redeem up to 35% of the exchange notes using the proceeds of certain equity offerings completed before November 15, 2013 at the redemption price listed under "Description of exchange notes—Optional redemption upon equity offerings."

Mandatory offers to purchase

Upon the occurrence of a change of control, unless Polypore International has exercised its optional right to redeem all of the exchange notes as described above, you will have the right to require Polypore International to purchase all or a portion of your exchange notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

In connection with certain asset sales, Polypore International will be required to use the net cash proceeds of the asset sale to make an offer to purchase the exchange notes at 100% of the principal amount, plus any accrued and unpaid interest, if any, to the date of purchase. See "Description of exchange notes—Change of control."

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by most of the existing and future domestic subsidiaries of Polypore International, subject to certain exceptions.
Covenants

The exchange notes will be issued under an indenture with The Bank of New York Mellon, as trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness;
• pay dividends and repurchase our capital stock;
• make other restricted payments including investments and the purchase or redemption of subordinated obligations prior to maturity;
• enter into agreements that restrict dividends from subsidiaries;
• create liens;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;
• enter into transactions with our affiliates;
• enter into mergers, consolidations or sales of substantially all our assets;
• engage in other business activities; and
• guarantee indebtedness.
These covenants will be subject to a number of important exceptions and qualifications. For more information, see "Description of the exchange notes—Certain covenants."
Use of proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Trustee	The Bank of New York Mellon is the trustee for the holders of the exchange notes.
Governing law	The exchange notes, the indenture and the other documents for the offering of the exchange notes are governed by the laws of the State of New York.
Certain ERISA considerations

Each person investing in the assets of any plan, account or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or any similar law should determine that the purchase and holding of the exchange notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a similar violation under any applicable similar law.

        For additional information about the exchange notes, see the section of this prospectus entitled "Description of exchange notes."

Regulatory approvals

        Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Appraisal rights

        Holders of original notes do not have appraisal or dissenters' rights under applicable law or the indenture governing the original notes as a result of the exchange offer. See "The exchange offer—Appraisal rights".

Risk factors

        Investment in the notes involves certain risks. You should carefully consider the information under "Risk factors" and all other information included in this prospectus before participating in the exchange offer.

Selected historical consolidated financial data

        The following table presents selected historical consolidated financial data of Polypore International for the fiscal years ended January 1, 2011, January 2, 2010, January 3, 2009, December 29, 2007 and December 30, 2006. The selected historical consolidated financial data has been derived from Polypore International's audited consolidated financial statements.

        You should read the summary financial and other data set forth below along with the consolidated financial statements and related notes included elsewhere in this prospectus.

Statement of operations data (in millions, except share data):	Fiscal 2010	Fiscal 2009	Fiscal 2008	Fiscal 2007	Fiscal 2006
Net sales	$616.6	$516.9	$610.5	$534.7	$478.2

Gross profit	246.9	195.8	215.7	197.0	164.9
Selling, general and administrative expenses	114.8	100.4	108.3	93.6	87.5
Business restructuring	(0.8)	21.3	59.9	(0.9)	37.0
Goodwill impairment	—	131.5	—	—	—
Change in accounting principle related to postemployment benefits	—	—	—	—	(2.6)

Operating income (loss)	132.9	(57.4)	47.5	104.3	43.0
Interest expense, net	46.7	57.1	60.7	81.0	92.3
Gain on sale of Italian subsidiary	(3.3)	—	—	—	—
Gain on sale of synthetic paper business	—	—	(3.8)	—	—
Foreign currency and other	(1.4)	(0.7)	1.3	1.6	3.2
Costs related to purchase of 8.75% senior subordinated notes	2.3	—	—	—	—
Costs related to purchase of 10.5% senior discount notes	—	—	—	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	—	7.2	—

Income (loss) from continuing operations before income taxes	88.6	(113.8)	(10.7)	(15.6)	(52.5)
Income taxes	25.0	3.5	6.8	(16.0)	(22.9)

Income (loss) from continuing operations	63.6	(117.3)	(17.5)	0.4	(29.6)
Income (loss) from discontinued operations, net of income taxes	—	—	2.3	0.1	(0.2)

Income (loss) before the cumulative effect of a change in accounting principle	63.6	(117.3)	(15.2)	0.5	(29.8)
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	—	0.2

Net income (loss)	$63.6	$(117.3)	$(15.2)	$0.5	$(29.6)

Net income (loss) per share—basic:(1)
Continuing operations	$1.43	$(2.64)	$(0.41)	$0.02	$(1.17)
Discontinued operations	—	—	0.06	—	(0.01)
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	—	0.01
Net income (loss) per share	$1.43	$(2.64)	$(0.36)	$0.02	$(1.17)

Net income (loss) per share—diluted:(1)
Continuing operations	$1.39	$(2.64)	$(0.41)	$0.02	$(1.17)
Discontinued operations	—	—	0.06	—	(0.01)
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	—	0.01

Net income (loss) per share	$1.39	$(2.64)	$(0.36)	$0.02	$(1.17)

Weighted average shares outstanding:
Basic(1)	44,562,421	44,385,552	42,777,531	32,942,214	25,313,130
Diluted(1)	45,748,058	44,385,552	42,777,531	33,237,230	25,313,130

(1)
The weighted average shares outstanding for fiscal year 2006 has been adjusted to give effect for the stock split of 147.422-for-one on June 25, 2007.

Balance sheet data (at end of period) (in millions):	Fiscal 2010	Fiscal 2009	Fiscal 2008	Fiscal 2007	Fiscal 2006
Total assets	$1,348.5	$1,352.6	$1,498.9	$1,429.0	$1,389.9
Total debt, including current portion	715.3	803.4	803.3	822.8	1,048.9
Shareholders' equity	378.1	284.3	395.8	338.3	69.7

Other financial data (in millions):	Fiscal 2010	Fiscal 2009	Fiscal 2008	Fiscal 2007	Fiscal 2006
Depreciation and amortization	$47.9	$51.4	$55.1	$48.9	$60.2
Capital expenditures	68.8	16.3	48.0	29.8	24.0
Net cash provided by (used in):
Operating activities	127.2	53.2	93.2	69.3	50.0
Investing activities	(90.3)	(16.3)	(129.8)	(35.3)	(23.9)
Financing activities	(61.3)	(10.4)	67.2	(40.4)	(3.0)

	Fiscal 2010	Fiscal 2009	Fiscal 2008	Fiscal 2007	Fiscal 2006
Ratio of Earnings to Fixed Charges	2.9	—	0.8	0.8	0.4

        For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that management believes is representative of the interest component of rental expense. For the fiscal year ended January 2, 2010, earnings were inadequate to cover fixed charges by $56.2 million.

RISK FACTORS

        Participating in the exchange offer involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making your decision whether to participate in the exchange offer.

Risks relating to the exchange notes

Our substantial indebtedness could harm our ability to react to changes in our business or to market developments and prevent us from fulfilling our obligations under our indebtedness, including the exchange notes.

        As a result of the original notes issuance, we have incurred a significant amount of indebtedness. As of January 1, 2011, our consolidated indebtedness was $715.3 million. Our cash interest requirements for the next twelve months are estimated to be $35.3 million.

        Our substantial level of indebtedness, as well as any additional borrowings we may make under the unused portions of the senior secured credit agreement, increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness including the exchange notes. Our substantial debt could increase our vulnerability to general economic downturns and adverse competitive and industry conditions by limiting our flexibility to plan for, or to react to, changes in our business and in the industry in which we operate. This limitation could place us at a competitive disadvantage compared to competitors that have less debt and more cash to insulate their operations from market downturns and to finance new business opportunities.

The exchange notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness.

        The exchange notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor, respectively, including our obligations under our senior secured credit agreement, to the extent of the assets securing such indebtedness. As of January 1, 2011, we and the guarantors had $715.3 million of senior debt outstanding, of which approximately $350.3 million was secured. Furthermore, an additional $80.9 million was available for borrowing under our revolving credit facility, all of which would have constituted secured indebtedness if borrowed. Additionally, our senior secured credit agreement and the indenture governing the exchange notes will permit us, subject to specified limitations, to incur additional secured indebtedness in the future.

        In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the exchange notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the exchange notes or the affected guarantees. Holders of the exchange notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the exchange notes. As a result, holders of the exchange notes may receive less, ratably, than holders of secured indebtedness.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        At January 1, 2011, we had variable rate debt of $350.3 million. An interest rate increase would result in an increase in interest expense. Our earnings may not be sufficient to allow us to meet any such increases in interest rate expense and to pay principal and interest on our debt, including the exchange notes, and meet our other obligations. If we do not have sufficient earnings, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee we will be able to do based on terms favorable to the Company or at all.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund our operations will depend on our ability to generate cash in the future. However, our business may not generate sufficient cash flow from operations for a variety of reasons, including those mentioned elsewhere in this "Risk factors" section. Without sufficient cash flow, future borrowings may not be available to us under the senior secured credit agreement in amounts sufficient to enable us to service our indebtedness or to fund our other liquidity or capital needs. If we cannot generate sufficient cash to service our debt, we will have to take such actions as reducing or delaying capital investments, selling assets, restructuring or refinancing our debt or seeking additional equity capital. Any of these actions may not be effected on commercially reasonable terms, or at all. In addition, the indenture for the exchange notes and the senior secured credit agreement may restrict us from adopting any of these alternatives.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could increase the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the exchange notes and the senior secured credit agreement contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of January 1, 2011, an additional $80.9 million was available for borrowing under our revolving credit facility. Furthermore, the indenture for the exchange notes allows us to incur additional bank debt. Any additional borrowings could be effectively senior to the exchange notes. If we incur additional debt above the levels in effect upon the closing of this offering, the risks associated with our substantial leverage would increase. See "Description of other indebtedness—Senior secured credit agreement and "Description of exchange notes."

The terms of the senior secured credit agreement and the indenture related to the exchange notes may restrict our current and future operations, particularly our ability to respond to market changes or to take certain actions.

        The senior secured credit agreement and the indenture related to the exchange notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. For example, the senior secured credit agreement includes covenants restricting, among other things, our ability to incur, assume or permit to exist additional indebtedness or guarantees; engage in mergers, acquisitions and other business combinations; or amend or otherwise alter terms of our indebtedness, including the exchange notes, and other material agreements. The senior secured credit agreement also includes financial covenants requiring that we maintain a maximum senior secured leverage ratio at all times when loans or letters of credit are outstanding under the revolving credit facility.

        The indenture related to the exchange notes also contains numerous negative covenants including, among other things, restrictions on our ability to: incur or guarantee additional debt; issue preferred stock of restricted subsidiaries; pay dividends or make other equity distributions; or purchase or redeem capital stock.

        A breach of any of these covenants or the inability to comply with financial covenants could result in a default under the senior secured credit agreement or the exchange notes. If any such default occurs, the lenders and the holders of the exchange notes may elect to declare all outstanding borrowings, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. The lenders under the credit agreement also have the right in these circumstances to terminate any commitments they have to provide further borrowings and to proceed against all collateral granted to them to secure the debt. If collateral (such as available cash) is repossessed by the lenders under the senior secured credit agreement, we will be unable to access the capital and other resources necessary to operate our business, and we could incur immediate and significant losses.

The exchange notes are structurally subordinated to the debt and liabilities of our existing and future subsidiaries that do not issue guarantees of exchange notes.

        You will not have any claim as a creditor against any of our existing subsidiaries that are not guarantors of the exchange notes or against any of our future subsidiaries that do not become guarantors of the exchange notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be structurally senior to your claims against those subsidiaries. The exchange notes will not be guaranteed by any of our foreign subsidiaries. Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to these non-guarantor subsidiaries, you will participate with all other holders of our indebtedness in the assets remaining after these subsidiaries have paid all of their debt and liabilities, including trade payables. In any of these cases, our non-guarantor subsidiaries may not have sufficient funds to make payments to us, and you may receive less, ratably, than the holders of debt of our non-guarantor subsidiaries and other liabilities. As of January 1, 2011, the aggregate amount of outstanding indebtedness of our non-guarantor subsidiaries was approximately $45.0 million and the aggregate amount of other liabilities of our non-guarantor subsidiaries was approximately $391.6 million. In addition, our non-guarantor subsidiaries could incur additional debt.

Federal and state fraudulent transfer laws permit a court to void the exchange notes and the guarantees, and if that occurs, you may not receive any payments on the exchange notes.

        Our issuance of the exchange notes and the issuance of the guarantees by the guarantors may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors. While the relevant laws vary from state to state, under such laws the issuance of the exchange notes and the guarantees and the application of the proceeds therefrom will be a fraudulent conveyance if (1) we issued the exchange notes and the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the exchange notes or the guarantees, and, in the case of (2) only, one of the following is true:

  •
  we or any of our guarantors were insolvent, or rendered insolvent, by reason of such transactions;

  •
  we or any of our guarantors were engaged in a business or transaction for which our assets or any such guarantors' constituted unreasonably small capital; or

  •
  we or any of our guarantors intended to, or believed that we or it would, be unable to pay debts as they matured.

        If a court were to find that the issuance of the exchange notes or any of the guarantees was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the applicable guarantor, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any payment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts and liabilities, including contingent liabilities, as they become due; or

  •
  it cannot pay its debts as they become due.

You cannot be sure that an active trading market will develop or be sustained for the exchange notes.

        The exchange notes are a new issue of securities and there is no established trading market for the exchange notes. As a result of this and the other factors listed below, an active trading market for the exchange notes may not develop, in which case the market price and liquidity of the exchange notes may be adversely affected.

        In addition, you may not be able to sell your exchange notes at a particular time or at a price favorable to you. Future trading prices of the exchange notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  our prospects or the prospects for companies in our industry generally;

  •
  the interest of securities dealers in making a market in the exchange notes; and

  •
  the market for similar securities and prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of these securities. It is possible that the market for the exchange notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the exchange notes, regardless of our prospects or performance.

        Although the initial purchasers have advised us that they intend to make a market in the exchange notes, they are not obligated to do so. The initial purchasers may also discontinue any market making activities, at any time without notice, in their sole discretion, which could further negatively impact your ability to sell the exchange notes or the prevailing market price at the time you choose to sell. Therefore, an active market for the exchange notes may not develop, or if developed, such market activity may not continue.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

        Upon the occurrence of any change of control (as defined in the indenture for the notes), we will be required to make a change of control offer to repurchase the exchange notes. Any such change of control also would constitute a default under the senior secured credit agreement. Therefore, upon the occurrence of such a change of control, the lenders under the senior secured credit agreement would have the right to accelerate their loans, and we would be required to repay all of our outstanding obligations under the senior secured credit agreement.

        In addition, if a change of control occurs, we may not have available funds sufficient to pay the change of control purchase price for any of the exchange notes that might be delivered by holders of the exchange notes seeking to accept the change of control offer and, accordingly, none of the holders of the exchange notes may receive the change of control purchase price for their exchange notes. Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture governing the exchange notes. See "Description of exchange notes—Events of default."

Risks associated with the exchange offer

You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer.

        If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legends on the original notes. In general, you may not offer, sell or otherwise transfer the original notes in the United States unless they are: registered under the Securities Act; offered or sold under an exemption from the Securities Act and applicable state securities laws; or offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        Currently, we do not anticipate that we will register the original notes under the Securities Act. Except for limited instances involving the initial purchasers or holders of original notes who are not eligible to participate in the exchange offer or who receive freely transferable exchange notes in the exchange offer, we will not be under any obligation to register the original notes under the Securities Act under the registration rights agreement or otherwise. Also, if the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no liquidated damages will be payable on your original notes.

Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer.

        To the extent that original notes are exchanged in the exchange offer, the trading market for the original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange in the exchange offer could be adversely affected. The extent of the market for original notes will depend upon a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

You may not be able to offer or resell the exchange notes due to state securities law restrictions on the resale of the exchange notes.

        In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. Currently, we do not intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Some holders who exchange their original notes may be deemed to be underwriters and must comply with Securities Act requirements governing resale of their exchange notes.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We will not accept your original notes for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

        We will issue exchange notes as part of the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange. See "The exchange offer."

Risks relating to our business

Because the specialized markets in which we sell our products are highly competitive, we may have difficulty growing our business.

        The markets in which we sell our products are highly competitive. Many of these markets require highly specialized products that are time and cost intensive to design and develop. In addition, innovative products, quality, service, utility, cost and technical support are the primary competitive factors in the separation and filtration membrane industry. Some of our competitors are much larger companies that have greater financial, technological, manufacturing and marketing resources than we do. Many of these competitors are also better established as suppliers to the markets that we serve. As a result, a reduction in overall demand or increased costs to design and produce our products within these markets could cause us to reduce our prices, which could lower our profit margins and impair our ability to grow our business.

We must continue to invest significant resources in developing innovative products in order to maintain a competitive edge in the highly specialized markets in which we operate.

        Our continued success depends, in part, upon our ability to maintain our technological capabilities and to continue to identify, develop and commercialize innovative products for the separation and filtration membrane industry. For example, products for some consumer electronics applications have a short lifecycle and require constant development. If we fail to continue to develop products for those markets or keep pace with technological developments by our competitors generally, we may lose market share which could result in reduced sales and impair our financial condition.

The loss of large volume customers could impact our sales and our profits.

        Our products are often sold to a relatively small number of large volume customers. The loss of large volume customers could impact our sales and our profits. In fiscal 2010, sales to our top five customers represented approximately 22% of our total net sales.

Vertical integration by our customers of the production of our products into their own manufacturing processes could reduce our sales and our profits.

        Our future sales and profits will depend to a significant extent upon whether our customers choose in the future to manufacture the separation and filtration membranes used in their products instead of purchasing these components from us. If any of our existing customers choose to vertically integrate the production of our products in such a manner, the loss of sales to these customers could reduce our sales and our profits.

Increases in prices for raw materials or the loss of key supplier contracts could reduce our profit margins.

        The primary raw materials we use in the manufacture of most of our products are polyethylene and polypropylene resins, silica and oil. In fiscal 2010, raw materials accounted for approximately 35% of our cost of sales. Although our major customer contracts generally allow us to pass increased costs on to our customers, we may not be able to pass on all raw material price increases to our customers in each case or without delay. The loss of any of our key suppliers could disrupt our business until we secure alternative supply arrangements. Furthermore, any new supply agreement we enter into may not have terms as favorable as those contained in our current supply arrangements.

Some of our employees are represented under collective bargaining agreements. Any employee slowdowns, strikes or failure to renew our collective bargaining agreements could disrupt our business.

        Approximately 35% of our employees are represented under collective bargaining agreements. A majority of those employees are located in France and Germany and are represented under industry-wide agreements that are subject to national and local government regulations. Many of these collective bargaining agreements must be renewed annually. Labor unions also represent our employees in Owensboro, Kentucky and Corydon, Indiana.

        Labor organizing activities could result in additional employees becoming unionized. We may not be able to maintain constructive relationships with these labor unions or successfully negotiate new collective bargaining agreements in the future. The loss of a substantial number of these employees or a prolonged labor dispute could disrupt our business. Any such disruption could in turn reduce our sales, increase our costs to bring products to market and result in significant losses.

We generate most of our sales from manufacturing products that are used in a wide variety of industries and the potential for product liability exposure for our products could be significant.

        We manufacture a wide variety of products that are used in healthcare and consumer applications. Several of these products are used in medical devices that some consumers require in order to sustain their lives. As a result, we may face exposure to product liability claims in the event that the failure of our products results, or is alleged to result, in bodily injury and/or death. In addition, if any of our products are, or are alleged to be, defective, we may be required to make warranty payments or to participate in a recall involving those products.

        Consequently, end users of our products may look to us for contribution when faced with product recalls, product liability or warranty claims. The future costs associated with defending product liability claims or providing product warranties could be material and we may experience material losses in the future as a result. A successful product liability claim brought against us in excess of available insurance coverage or a requirement to participate in any product recall could substantially reduce our available cash from operations. Reduced cash could in turn reduce our profits or impair our financial condition.

Our operations outside the United States pose risks to our business that are not present with our domestic business, including compliance with applicable anti-corruption laws.

        Our manufacturing facilities in the United States accounted for 34% of total net sales for fiscal 2010, with facilities in Europe and Asia accounting for 41% and 25%, respectively. Typically, we sell our products in the currency of the country where the manufacturing facility that produced the products is located. In addition, as part of our growth and acquisition strategy, we may expand our operations in these or other foreign countries. Our foreign operations are, and any future foreign operations will be, subject to certain risks that are unique to doing business in foreign countries. These risks include fluctuations in foreign currency exchange rates, inflation, economic or political instability, shipping delays, changes in applicable laws and regulatory policies and inconsistent enforcement of such laws and policies and various trade restrictions. All of these risks could have a negative impact on our ability to deliver products to customers on a competitive and timely basis. This could reduce or impair our sales, profits, cash flows and financial position. The future imposition of, or significant increases in the level of, customs duties, import quotas or other trade restrictions could also increase our costs and reduce our profits.

        Countries around the world are increasingly enacting anti-corruption laws, many of which are patterned after the United States' Foreign Corrupt Practices Act ("FCPA"). The FCPA generally prohibits companies and their intermediaries from giving, or offering to give, anything of value to foreign officials with the intent of obtaining an improper business advantage. The FCPA's foreign counterparts contain similar prohibitions, although varying in both scope and jurisdiction. Our internal policies prohibit corruption in all forms and expressly mandate compliance with the FCPA in particular. Despite such policies and the FCPA training we provide to our employees, we cannot guarantee that our employees' or intermediaries' conduct will not periodically violate the anti-corruption laws of a particular nation. Our continued overseas expansion, especially in the aforementioned emerging markets, naturally increases the risk of such violations and consequently could cause a material adverse effect on our operations or financial condition.

We could incur substantial costs to comply with environmental laws, and violations of such laws may increase our costs or require us to change certain business practices.

        We use and generate a variety of chemicals and other hazardous by-products in our manufacturing operations. As a result, we are subject to a broad range of federal, state, local and foreign environmental laws and regulations. These environmental laws govern, among other things, air emissions, wastewater discharges and the handling, storage and release of wastes and hazardous substances. Such laws and regulations can be complex and change often. We regularly incur costs to comply with environmental requirements, and such costs could increase significantly with changes in legal requirements or their interpretation or enforcement. Some of our manufacturing facilities have been the subject of actions to enforce environmental requirements. We could incur substantial costs, including clean-up costs, fines and sanctions and third-party property damage or personal injury claims, as a result of violations of environmental laws. Failure to comply with environmental requirements could also result in enforcement actions that materially limit or otherwise affect the operations of the facilities involved.

        Under certain environmental laws, a current or previous owner or operator of an environmentally contaminated site may be held liable for the entire cost of investigation, removal or remediation of hazardous materials at such property. This liability could result whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials.

        Contaminants have been detected at some of our present facilities, principally in connection with historical operations. Investigations and/or clean-ups of these contaminants have been undertaken by us or by former owners of the sites. The costs of investigating and remediating environmental conditions at some of our facilities may be substantial. Although we believe we are entitled to contractual indemnification for a portion of these costs, if we do not receive expected indemnification payments, or if our remediation costs are higher than expected, our exposure to these costs would increase. This exposure could reduce our cash available for operations, consume valuable management time and reduce our profits or impair our financial condition.

        We anticipate additional investigations and clean-ups of on-site contamination under regulatory supervision or voluntarily at some of our sites. In addition, the imposition of more stringent clean-up requirements, the discovery of additional contaminants or the discovery of off-site contamination at or from one or more of our facilities could result in significant additional costs to us.

If we are unable to adequately protect our intellectual property, we could lose a significant competitive advantage.

        Our success with our products depends, in part, on our ability to protect our unique technologies and products against competitive pressure and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours.

        Even though we have filed patent applications, we may not be granted patents for those applications. Our failure to secure these patents may limit our ability to protect the intellectual property rights that these applications were intended to cover. Moreover, even if we are granted a patent, that does not prove conclusively that the patent is valid and enforceable. Our existing or future patents that we receive or license may not provide competitive advantages for our products. Our competitors may invalidate, narrow or avoid the scope of any existing or future patents, trademarks, or other intellectual property rights that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. Patent rights are territorial; thus, the patent protection we do have will only extend to those countries in which we have issued patents. Even so, the laws of certain countries do not protect our intellectual property rights to the same extent as do the laws of the United States and various European countries. The loss of protection for our intellectual property could reduce the market value of our products, reduce product sales, and lower our profits or impair our financial condition.

        We intend to enforce our intellectual property rights vigorously, and from time to time we may initiate claims against third parties that we believe are infringing our intellectual property rights if we are unable to resolve matters satisfactorily through negotiation or we may be required to participate in other administrative proceedings. Lawsuits brought to protect and enforce our intellectual property rights could be expensive, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could seriously harm our business.

        Security interests or liens have been granted to financial institutions on some of our patents. If we fail to satisfy our obligations, the financial institutions have rights to those patents.

Due to the unique products that we produce and the particular industry in which we operate, the loss of our senior management could disrupt our business.

        Our senior management is important to the success of our business. There is significant competition for executive personnel with unique experience in the separation and filtration membrane industry. As a result of this unique need and the competition for a limited pool of industry-based executive experience, we may not be able to retain our existing senior management. In addition, we may not be able to fill new positions or vacancies created by expansion or turnover or attract additional senior management personnel. All of our executive officers are free to pursue other business opportunities (other than our chief executive officer, who is bound by a non-compete provision of his employment agreement), including those that may compete with us. The loss of any member of our senior management without retaining a suitable replacement (either from inside or outside our existing management team) could disrupt our business.

We may pursue future acquisitions. If we incur contingent liabilities and expenses or additional debt in connection with future acquisitions or if we cannot effectively integrate newly acquired operations, our business could be disrupted.

        Acquisitions involve risks that the businesses acquired will not perform in accordance with expectations or that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect. Future acquisitions would likely result in the incurrence of debt and contingent liabilities. Such acquisitions could also increase our interest and amortization expenses as well as periodic impairment charges related to goodwill and other intangible assets. Acquisitions could also result in significant charges relating to integration costs. We may not be able to integrate successfully any business we acquire into our existing business. Any acquired businesses may not be profitable or as profitable as we had expected. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. The successful integration of future acquisitions may also require substantial attention from our senior management and the management of the acquired business. This could decrease the time that they have to service and attract customers and develop new products and services. In addition, because we may actively pursue a number of opportunities simultaneously, we may encounter unforeseen expenses, complications and delays. Such expenses and delays could include difficulties in employing sufficient staff and maintaining operational and management oversight. Our inability to complete the integration of new businesses in a timely and orderly manner could increase costs, reduce our profits and ultimately disrupt our business.

We have recorded a significant amount of intangible assets, which may never generate the returns we expect.

        Our net identifiable intangible assets at January 1, 2011 were approximately 11% of our total assets. Such assets include trademarks and trade names, license agreements and technology acquired in acquisitions. Goodwill, which relates to the excess of cost over the fair value of the net assets of the businesses acquired, was approximately 35% of our total assets at January 1, 2011. Goodwill and identifiable intangible assets are recorded at fair value on the date of acquisition and are reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in the performance of the acquired business, adverse market conditions, and adverse changes in applicable laws or regulations. We may never realize the full value of our intangible assets. Any future determination requiring the write-off of a significant portion of intangible assets would reduce our profits for the fiscal period in which the write-off occurs. In fiscal 2009, we recorded a non-cash impairment charge to goodwill of $131.5 million.

Legal proceedings could have an adverse impact on our financial condition.

        From time to time, we are party to legal proceedings including matters involving personnel and employment issues, personal injury, intellectual property, acquisitions and other proceedings arising in the ordinary course of business.

        On September 9, 2008, the United States Federal Trade Commission ("FTC") issued an administrative complaint against us alleging that our actions and the acquisition of Microporous Holding Corporation, the parent company of Microporous Products L.P. ("Microporous") have substantially lessened competition in North American markets for lead-acid battery separators. We filed an answer to the complaint on October 15, 2008 denying the material allegations of the complaint. The matter was presented before an Administrative Law Judge ("ALJ") of the FTC and the hearing concluded on June 12, 2009. In October 2009, the ALJ granted our request to re-open the record to take additional evidence. On February 22, 2010, the FTC's ALJ issued an initial decision in which he recommended to the FTC that it order us to divest substantially all of the acquired Microporous assets, which include the manufacturing facilities located in Piney Flats, Tennessee and Feistritz, Austria and restore the competitive environment to that which existed prior to the acquisition, while ruling in our favor on other portions of the complaint. On March 15, 2010, we filed a Notice of Appeal with the FTC. On November 5, 2010, we were notified that the FTC commissioners affirmed the relief initially granted by the FTC's ALJ issued on February 22, 2010. The Commissioners ordered that we proceed with the ALJ's recommendations to divest substantially all of the Microporous assets acquired in February 2008.

        On January 28, 2011, we filed a petition with the U.S. Court of Appeals for the 11th Circuit to review the FTC's November 5, 2010 order and opinion. It is not possible to predict with certainty whether we will be successful in the appellate process or the timing of a final decision. If the appellate court affirms the FTC's decision, and we choose not to seek Supreme Court review or the Supreme Court denies our petition seeking review of the case, then we will be required to divest substantially all of the assets acquired in the Microporous acquisition, and we will be subject to some prospective restrictions on our future conduct.

Our operations are vulnerable to interruption or loss due to natural disasters, epidemics, terrorist acts and other events beyond our control, which could adversely affect our business.

        Our operations may be subject to significant interruption if any of our facilities are damaged or destroyed. For example, certain of our products are manufactured at a single facility location for which we do not maintain a backup manufacturing facility. A natural or other disaster, such as a fire or flood, could significantly disrupt our operations, delay or prevent product manufacture and shipment for the time required to repair, rebuild or replace our manufacturing facilities, which could be lengthy, and result in large expenses to repair or replace the facilities. In addition, concerns about terrorism or an outbreak of epidemic diseases, especially in our major markets of North America, Europe and Asia could have a negative effect on travel and our business operations, and result in adverse consequences on our sales and financial performance.

 USE OF PROCEEDS

        We will not receive any proceeds from the issuance of exchange notes in the exchange offer. The exchange notes will evidence the same debt as the original notes tendered in exchange for exchange notes. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

        The net proceeds of the original notes were approximately $355.9 million after deducting the initial purchaser's discounts, commissions, fees and expenses relating to the issuance of the original notes. The net proceeds from the sale of the original notes were used to repurchase all of the outstanding 8 3/4% senior subordinated notes due 2012 (the "Senior Subordinated Notes") through tender offers and redemption.

THE EXCHANGE OFFER

Purpose of the exchange offer

        On November 26, 2010, we issued the original notes in a transaction exempt from registration under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States, unless so registered or unless an exemption from the Securities Act registration requirements is available. Pursuant to a registration rights agreement with the initial purchasers of the original notes, we and the guarantors agreed, for the benefit of holders of the original notes, to:

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  use our reasonable best efforts to file and cause to become effective a registration statement with the SEC with respect to a registered offer to exchange the original notes for exchange notes that will be issued under the same indenture, in the same aggregate principal amount as and with terms that are substantially identical in all material respects to the original notes, except that they will not contain terms with respect to transfer restrictions and will not have registration rights;

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  use our reasonable best efforts to have the exchange offer registration statement remain effective under the Securities Act until the earlier of 180 days after the closing date of the exchange offer and the date on which the initial purchasers of the original notes and broker-dealers that receive exchange notes for their own account in exchange for original notes, where such original notes were acquired by such broker-dealers as a result of market-making activities or other trading activities, which broker-dealers we refer to herein as the "Participating Broker-Dealers", have sold all exchange notes held by them;

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  promptly after the effectiveness of the exchange offer registration statement, offer the exchange notes in exchange for surrender of the original notes; and

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  complete the exchange offer no later than August 23, 2011.

        For each original note tendered to us pursuant to the exchange offer, we will issue to the holder of such original note an exchange note having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original note surrendered in exchange therefor, or, if no interest has been paid on such original note, from the date of its original issue.

        Under existing SEC interpretations, the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided, however, that Participating Broker-Dealers receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the original notes) with the prospectus contained in the exchange offer registration statement.

        Under the registration rights agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange notes for 180 days following the effective date of such registration statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

        A holder of original notes (other than certain specified holders) who wishes to exchange such original notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of ours, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of distribution."

Shelf registration statement

        In the event that:

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  applicable law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

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  for any other reason we do not consummate the exchange offer by August 23, 2011;

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  or an initial purchaser so requests following consummation of the exchange offer in connection with original notes that are not eligible to be exchanged for exchange notes in the exchange offer, then, we will, subject to certain exceptions,

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  use reasonable best efforts to cause to be filed and declared effective a shelf registration statement with the SEC covering resales of the original notes or the exchange notes, as the case may be; and

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  keep the shelf registration statement effective until the date on which all notes registered thereunder have been sold or cease to be registrable securities.

        We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes or the exchange notes, as the case may be. A holder selling such original notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

Liquidated damages

        We will pay additional cash interest on the original notes and exchange notes, subject to certain exceptions, in the event that either:

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  the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before August 23, 2011; or

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  in the case of a shelf registration statement requested by an initial purchaser, by the later of July 24, 2011 and the 90th day after such request.

    Upon the occurrence of any such event, the interest rate on the original notes will be increased by 1.00% per annum over the rate otherwise in effect in each case, until the exchange offer registration statement or the shelf registration statement, if required, is declared effective by the SEC or the exchange offer is completed or the securities become freely tradeable under the Securities Act.

        We will pay such additional interest on each scheduled interest payment date. Such additional interest will be in addition to any other interest payable from time to time with respect to the original notes and the exchange notes.

        We will be entitled to consummate the exchange offer on the expiration date, provided that we have accepted all original notes previously validly tendered in accordance with the terms set forth in this prospectus and the applicable letter of transmittal.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires on the expiration date. The expiration date is 5:00 p.m., New York City time, on [    •    ], unless we, in our sole discretion, extend the period during which the exchange offer is open, in which event the expiration date is the latest time and date on which the exchange offer, as so extended by us, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York Mellon, as the exchange agent, and by timely public announcement communicated in accordance with applicable law or regulation. During any extension of the exchange offer, all original notes previously tendered pursuant to the exchange offer and not validly withdrawn will remain subject to the exchange offer.

        The exchange date will occur promptly after the expiration date. We expressly reserve the right to:

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  terminate the exchange offer and not accept for exchange any original notes if any of the events set forth below under "—Conditions to the exchange offer" shall have occurred and shall not have been waived by us; and

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  amend the terms of the exchange offer in any manner, whether before or after any tender of the original notes.

        If any such termination or amendment occurs, we will notify the exchange agent in writing and either will issue a press release or will give written notice to the holders of the original notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the original notes on the exchange date.

        Subject to compliance with Rule 14e-1(b) of the Exchange Act, if we waive any material condition to the exchange offer, or amend the exchange offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the exchange offer will be extended until the expiration of such five business day period.

        This prospectus and the related letters of transmittal and other relevant materials will be mailed by us to record holders of original notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

        Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of distribution."

Terms of the exchange offer

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to accept for exchange in the applicable exchange offer any outstanding original notes that are validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "—Conditions to the exchange offer." Original notes may only be tendered in multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered in the exchange offer. Holders of original notes may tender less than the aggregate principal amount represented by their original notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered original notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

        As of January 1, 2011, $365.0 million in aggregate principal amount of the original notes were outstanding. Solely for reasons of administration, we have fixed the close of business on [    •    ], 2011 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the original notes, or the holder's legal representative or attorney-in-fact, whose ownership is reflected in the records of The Bank of New York Mellon, as registrar, or whose original notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the original notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of original notes is our "affiliate," as defined in Rule 405 under the Securities Act.

        We will be deemed to have accepted validly tendered original notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes and for purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted original notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act, including Rule 14e-1.

        Holders who tender their original notes in the exchange offer will not be required to pay brokerage commissions or fees or, following the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See "—Solicitation of tenders; Expenses" for more information about the costs of the exchange offer.

        We do not make any recommendation to holders of original notes as to whether to tender any of their original notes under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of original notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of original notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

How to tender

        The tender to us of original notes by you pursuant to one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal.

        General Procedures.    A holder of an original note may tender the same by (i) properly completing and signing the applicable letter of transmittal or a facsimile thereof (all references in this prospectus to the letter of transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer, which we refer to herein as a Book-Entry Confirmation, pursuant to the procedure described below), to the exchange agent at its address set forth on the inside back cover of this prospectus on or prior to the expiration date or (ii) complying with the guaranteed delivery procedures described below.

        If tendered original notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange therefore are to be issued (and any untendered original notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm, which we refer to herein as an Eligible Institution, that is a member of a recognized signature guarantee medallion program, which we refer to herein as an Eligible Program, within the meaning of Rule 17Ad-15 under the Exchange Act. If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature on the letter of transmittal must be guaranteed by an Eligible Institution.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact such holder promptly and instruct such holder to tender original notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such original notes himself, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering such original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account with respect to the original notes at The Depository Trust Company, which we refer to herein as the Book-Entry Transfer Facility, for purposes of the exchange offer within two business days after receipt of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry deliver of original notes by causing the Book-Entry Transfer Facility to transfer such original notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address specified on the inside back cover page of this prospectus on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The method of delivery of original notes and all other documents is at your election and risk. If sent by mail, we recommend that you use registered mail, return receipt requested, obtain proper insurance, and complete the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

        Guaranteed Delivery Procedures.    If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date, a tender may be effected if the exchange agent has received at its office listed on the inside back cover of this prospectus on or prior to the expiration date a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the original notes are registered, the principal amount of the original notes and, if possible, the certificate numbers of the original notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of such letter or facsimile transmission by the Eligible Institution, the original notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed letter of transmittal (and any other required documents). Unless original notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the exchange agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. Copies of a Notice of Guaranteed Delivery that may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this prospectus and the related letter of transmittal.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the original notes (or a timely Book-Entry Confirmation) is received by the exchange agent. Issuances of exchange notes in exchange for original notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered original notes (or a timely Book-Entry Confirmation).

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of original notes will be determined by us and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of us, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer (including the letters of transmittal and the instructions thereto) will be final and binding.

Terms and conditions of the letters of transmittal

        The letters of transmittal contain, among other things, the following terms and conditions, which are part of the exchange offer. The party tendering original notes for exchange, whom we refer to herein as the "Transferor", exchanges, assigns and transfers the original notes to us and irrevocably constitutes and appoints the exchange agent as the Transferor's agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) to cause the original notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the original notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute, and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The Transferor further agrees that acceptance of any tendered original notes by us and the issuance of exchange notes in exchange therefor shall constitute performance in full by us of our obligations under the registration rights agreement and that we shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal rights

        Original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth on the inside back cover of this prospectus. Any such notice of withdrawal must (i) specify the person named in the letter of transmittal as having tendered the original notes to be withdrawn, the certificate numbers of the original notes to be withdrawn, (ii) contain a description of the original notes to be withdrawn (including the certificate numbers shown on the particular certificates evidencing such original notes and the principal amount, which must be an authorized denomination, of original notes represented by such certificates, or in the case of original notes transferred by book-entry transfer, the name and number of the account at the relevant Book-Entry Transfer Facility to be credited), (iv) a statement that such holder is withdrawing his election to have such original notes exchanged, (v) the name of the registered holder of such original notes and (vi) be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn. The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and our determination will be final and binding on all parties.

Acceptance of original notes for exchange; Delivery of exchange notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For the purposes of the exchange offer, we shall be deemed to have accepted for exchange validly tendered original notes when, as and if we have given oral or written notice thereof to the exchange agent.

        The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange by us will be returned without expense to the tendering holders (or in the case of original notes tendered by book-entry transfer into the exchange agent's account at the relevant Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged original notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the expiration date or, if we terminate the exchange offer prior to the expiration date, promptly after the exchange offer is so terminated.

Conditions to the exchange offer

        We are not required to accept or exchange, or to issue exchange notes in exchange for, any outstanding original notes. We may terminate or extend the exchange offer by oral or written notice to the exchange agent and by timely public announcement communicated in accordance with applicable law or regulation, if:

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  any federal law, statute, rule, regulation or interpretation of the staff of the SEC has been proposed, adopted or enacted that, in our judgment, might impair our ability to proceed with the exchange offer;

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  an action or proceeding has been instituted or threatened in any court or by any governmental agency that, in our judgment might impair our ability to proceed with the exchange offer;

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  there has occurred a material adverse development in any existing action or proceeding that might impair our ability to proceed with the exchange offer;

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  any stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended;

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  all governmental approvals necessary for the consummation of the exchange have not been obtained;

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  there is a change in the current interpretation by the staff of the SEC which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer exchange notes issued in the exchange offer without registration of the exchange notes and delivery of a prospectus; or

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  a material adverse change shall have occurred in our business, condition, operations or prospects.

        The foregoing conditions are for our sole benefit and may be asserted by us with respect to the exchange offer regardless of the circumstances giving rise to such condition or may be waived by us in whole or in part at any time, or from time to time, prior to the expiration of the exchange offer, other than the receipt of necessary governmental approvals which may be waived after the expiration of the exchange offer, in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to amend the exchange offer.

        Any reasonable determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

Exchange agent

        The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at its address set forth on the inside back cover page of this prospectus. Delivery to an address other than the one set forth herein, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

        No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, you must not rely on such information or representations as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein.

        The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, at our discretion, we may take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of original notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of us by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Appraisal rights

        Holders of original notes do not have appraisal or dissenters' rights under applicable law or the indenture governing the original notes as a result of the exchange offer.

Federal income tax consequences

        The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes, and holders will not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Material United States federal income tax considerations."

Regulatory approvals

        Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Accounting treatment

        The exchange notes will be recorded at the same carrying value as the original notes. Accordingly, we will recognize no gain or loss for accounting purpose. The expense of the exchange offer will be expensed over the term of the exchange notes.

Other

        Participation in the exchange offer is voluntary and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the terms of the original notes and the registration rights agreement. Holders of the original notes who do not tender their original notes in the exchange offer will continue to hold such original notes and will be entitled to all the rights, and limitations applicable thereto under the indenture governing the original notes, except for any such registration rights agreements, which by their terms, terminate or cease to have further effect as a result of the making of the exchange offer. See "Description of exchange notes." All untendered original notes will continue to be subject to the restriction on transfer set forth in the indenture governing the original notes. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes not tendered and accepted in the exchange offer could be adversely affected. See "Risk factors—Risks associated with the exchange offer—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer."

        We may in the future seek to acquire untendered original notes through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer.

DESCRIPTION OF OTHER INDEBTEDNESS

        Summarized below are the principal terms of the agreements that govern our indebtedness. This summary is not a complete description of all the terms of such agreements.

Senior secured credit agreement

  General

        The senior secured credit agreement provides for senior secured financing, consisting of:

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  a U.S. dollar term loan facility ($305.3 million outstanding at January 1, 2011) borrowed by Polypore International and a euro term loan facility ($45.0 million outstanding at January 1, 2011) borrowed by Daramic Holding, a wholly owned French subsidiary of Polypore International; and

  •
  a $90.0 million revolving credit facility.

        The term loans mature in July 2014 and the revolving credit facility matures in July 2013.

        In addition, we have the right to request (but no lender is committed to provide) additional term loans under the term loan facility up to an aggregate amount of $200.0 million, subject to the satisfaction of customary conditions, including our ratio of senior secured indebtedness to Adjusted EBITDA not exceeding specified thresholds.

        All borrowings under the senior secured credit agreement are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

  Interest and fees

        The interest rates per annum applicable to loans, other than swingline loans, under the senior secured credit agreement are, at our option, equal to either an alternate base rate (in the case of loans denominated in U.S. dollars) or a Eurocurrency rate (in the case of Eurocurrency loans), in each case, plus a specified margin.

        The alternate base rate is the greater of (i) JPMorgan Chase Bank, N.A.'s prime rate from time to time or (ii) 50 basis points over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York from time to time. The Eurocurrency rate is determined by reference to settlement rates established for deposits in the relevant currency as appearing on the relevant page of the Reuters screen for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders under the senior secured credit agreement are subject from time to time.

        As of January 1, 2011, the applicable margin percentage for revolving loans and term loans under the senior secured credit agreement is a percentage per annum equal to 1.00% for alternate base rate loans or 2.00% for Eurocurrency rate loans, and is subject to adjustments based on separate performance goals. On the last day of each calendar quarter we are required to pay each lender a commitment fee in respect of any unused commitments under the revolving loan facility.

  Prepayments

        Under certain circumstances, the Company is required to make a mandatory prepayment of term loans within ninety days of its fiscal year end based on a percentage of excess cash flow as defined in the credit agreement. In addition, we are permitted to voluntarily prepay loans outstanding under the senior secured credit agreement from time to time. Such mandatory and voluntary prepayments will not require the payment of any premium or penalty.

  Amortization of principal

        The term loans require quarterly payments of principal at the end of each fiscal quarter, with the balance payable at final maturity.

  Collateral and guarantors

        All of the indebtedness outstanding under the senior secured credit agreement is guaranteed by Polypore International and all of its current and future domestic restricted subsidiaries (other than inactive subsidiaries). The obligations of Polypore International, Daramic Holding and the guarantors under the senior secured credit agreement are secured by a first priority security interest in substantially all of the existing and future property and assets, including inventory, equipment, general intangibles, intellectual property, investment property and other personal property (subject to certain exceptions) of Polypore International and its existing and future domestic restricted subsidiaries (other than inactive subsidiaries), and a first priority pledge of 66% of the voting capital stock of Polypore International's foreign subsidiaries.

  Restrictive covenants and other matters

        The senior secured credit agreement includes negative covenants (subject to certain exceptions) that restrict or limit the ability of Polypore International and its subsidiaries to, among other things:

  •
  incur, assume or permit to exist additional indebtedness or guarantees;

  •
  incur liens and engage in sale leaseback transactions;

  •
  make loans and investments;

  •
  declare dividends, make payments on or redeem or repurchase capital stock;

  •
  engage in mergers, acquisitions and other business combinations;

  •
  prepay, redeem or purchase certain indebtedness;

  •
  amend or otherwise alter terms of our material indebtedness and other material agreements;

  •
  sell assets;

  •
  transact with affiliates; and

  •
  alter the business that we conduct.

        In addition, the senior secured credit agreement requires Polypore International to comply with the following financial covenants:

  •
  So long as the commitments of the lenders to provide the revolving credit facility remain outstanding, Polypore International and its subsidiaries will be prohibited from making capital expenditures in any fiscal year in excess of $60,000,000 (plus (i) an aggregate amount of

    $10,000,000, all or a portion of which may be used in any fiscal year during the term of the senior secured credit agreement and (ii) an amount calculated from time to time based on Polypore International's consolidated net income and certain other available sources of cash), which amount may be increased by unused amounts of permitted capital expenditures from the preceding two years and by an amount equal to up to 50% of permitted capital expenditures for the following year, and which shall be further increased in the event of acquisitions or increases in the total assets of Polypore International,

  •
  At any time when loans or letters of credit under the revolving credit facility are outstanding, Polypore International will be required to maintain a senior leverage ratio of indebtedness to Adjusted EBITDA of less than 3.00 to 1.00.

        The senior secured credit agreement contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults (including, in the case of the revolving credit facility only, the financial covenants referred to above), cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), material judgments, actual or asserted failure of any guaranty or security document supporting the senior secured credit agreement to be in full force and effect and change of control. If such an event of default occurs, the lenders under the senior secured credit agreement will be entitled to take various actions, including acceleration of amounts due under the senior secured credit agreement and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF EXCHANGE NOTES

        The Company will issue the notes (the "Exchange Notes") under the Indenture (the "Indenture") among itself, the Guarantors and The Bank of New York Mellon, as trustee (the "Trustee"). The terms of the Exchange Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture is unlimited in aggregate principal amount, although the issuance of Exchange Notes in this offering will be limited to $365.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Exchange Notes (the "Additional Exchange Notes"). We will only be permitted to issue such Additional Exchange Notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Exchange Notes will be part of the same issue as the Exchange Notes that we are currently offering and will vote on all matters with the holders of the Exchange Notes.

        This description of Exchange Notes is intended to be a useful overview of the material provisions of the Exchange Notes and the Indenture. Since this description of Exchange Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. You may request the Indenture at the address set forth under the heading "Where you can find more information."

        You will find the definitions of certain capitalized terms used in the following summary under the heading "Certain definitions." For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Polypore International, Inc. and not to its Subsidiaries.

General

        The Exchange Notes will:

  •
  be general unsecured, senior obligations of the Company;

  •
  be limited to an aggregate principal amount of $365.0 million, subject to the Company's ability to issue Additional Exchange Notes;

  •
  mature on November 15, 2017;

  •
  rank equally in right of payment to any existing and future senior Indebtedness of the Company;

  •
  rank senior in right of payment to any existing and future Subordinated Obligations of the Company;

  •
  be guaranteed on a senior basis by (i) each Domestic Subsidiary (other than a Domestic Subsidiary that has Total Assets of $10,000 or less, total Indebtedness of $10,000 or less and does not own any of the material Intellectual Property of the Company and its Subsidiaries) for so long as the Company's Credit Facilities require a guarantee of any of the Domestic Subsidiaries or (ii) to the extent the Company has no Credit Facilities in place, any Domestic Subsidiary that has $5.0 million or more of other then outstanding Indebtedness owed to a Person other than the Company or another Restricted Subsidiary;

  •
  be structurally subordinated to any existing and future obligations (including trade payables) of subsidiaries of the Company that are not Guarantors, including Indebtedness of Foreign Subsidiaries;

  •
  be effectively subordinated to any existing or future secured Indebtedness of the Company, including Indebtedness under the Credit Facility, to the extent of the value of the collateral securing such Indebtedness; and

  •
  be subject to registration with the SEC pursuant to the Registration Rights Agreement.

        The Guarantees will:

  •
  be the general unsecured, senior obligations of the Guarantors;

  •
  rank equally in right of payment to any existing and future senior Indebtedness of the Guarantors;

  •
  rank senior in right of payment to any existing and future Subordinated Obligations of the Guarantors;

  •
  be structurally subordinated to any existing and future obligations (including trade payables) of subsidiaries of the Company that are not Guarantors, including Indebtedness of Foreign Subsidiaries; and

  •
  be effectively subordinated to any existing or future secured Indebtedness of the Guarantors, including any borrowings and guarantees under the Credit Facility, to the extent of the value of the collateral securing such Indebtedness.

        The Company will issue the Exchange Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000. The Trustee will initially act as paying agent and registrar. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Company may change any paying agent and registrar without notice to holders of the Exchange Notes, or the Holders. The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest also may be paid by mailing a check to a Holder's registered address.

Principal, maturity and interest

        The Exchange Notes will be issued with a maximum aggregate principal amount of $365.0 million. The Exchange Notes will mature on November 15, 2017. Subject to the Company's compliance with the "Limitation on incurrence of additional indebtedness" covenant, the Company is permitted to issue Additional Exchange Notes. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of exchange notes," references to the Exchange Notes include any Additional

Exchange Notes actually issued. Interest on the Exchange Notes accrues at the rate of 7.5% per annum. Interest on the Exchange Notes is payable semiannually in cash on each May 15 and November 15, commencing on May 15, 2011. The Company will make interest payments to the persons who are registered Holders at the close of business on each May 1 and November 1. Interest on the Exchange Notes will accrue from the Issue Date or, if interest has already been paid, from the most recent date on which interest on the Exchange Notes was paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional amounts may accrue on the Exchange Notes in certain circumstances pursuant to the Registration Rights Agreement.

Redemption

        Optional redemption.    The Exchange Notes may be redeemed, in whole or in part, at any time prior to November 15, 2013, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Exchange Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On and after November 15, 2013, the Company may redeem the Exchange Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below.

Year	Percentage
2013	105.625%
2014	103.750%
2015	101.875%
2016 and thereafter	100.000%

        In addition, the Company must pay all accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) on the Exchange Notes redeemed.

        Optional redemption upon equity offerings.    Prior to November 15, 2013, the Company may at its option on one or more occasions redeem the Exchange Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Exchange Notes outstanding under the Indenture at a redemption price (expressed as a percentage of principal amount) of 107.5%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that:

  (1)
  at least 65% of such aggregate principal amount of the Exchange Notes remains outstanding immediately after the occurrence of each such redemption (other than Exchange Notes held, directly or indirectly, by the Company or its Affiliates); and

  (2)
  each such redemption occurs within 60 days after the date of the related Equity Offering.

Selection and notice of redemption

        In the event that the Company chooses to redeem less than all of the Exchange Notes, selection of such Exchange Notes for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed; or

  (2)
  on a pro rata basis among the Exchange Notes of such denomination, by lot or by such method as the Trustee shall deem fair and appropriate.

        Exchange Notes may be redeemed in multiples of $1,000; provided that no Exchange Notes of a principal amount of $2,000 or less shall be redeemed in part.

Mandatory redemption; offers to purchase; open market purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, the Company may be required to offer to purchase Exchange Notes as described under the caption "—Change of control" and the "Limitation on asset sales" covenant. The Company may at any time and from time to time purchase Exchange Notes in the open market or otherwise.

Ranking

        The Exchange Notes will be general unsecured obligations of the Company that rank senior in right of payment to any of its existing and future Subordinated Obligations. The Exchange Notes will rank equally in right of payment with all other Indebtedness of the Company that is not so subordinated and will be effectively subordinated to any of its existing and future secured Indebtedness, including Indebtedness under the Credit Facility, to the extent of the value of the collateral securing such Indebtedness.

        The obligations of each of the Guarantors under the Guarantees will rank equally in right of payment with all other Indebtedness of such Guarantor, except to the extent such other Indebtedness is expressly subordinated in right of payment to the obligations arising under its Guarantee. However, such obligations will effectively rank junior to all existing and future secured Indebtedness of the Guarantors (including any borrowings and guarantees under the Credit Facility), to the extent of the value of the collateral securing such Indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Guarantors, or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Credit Facility or other secured Indebtedness, the assets of the Guarantors that secure such secured Indebtedness will be available to pay obligations on the Exchange Notes and the Guarantees only after all Indebtedness under the Credit Facility and other secured Indebtedness has been repaid in full from such assets.

        Not all of our Restricted Subsidiaries will guarantee the Exchange Notes. Claims of creditors of Subsidiaries of the Company that are not Guarantors, including trade creditors holding Indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of creditors of the Company, including holders of the Exchange Notes, even if such claims do not constitute Pari Passu Indebtedness. Accordingly, the Exchange Notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Guarantees then outstanding.

        As of January 1, 2011:

  •
  outstanding Indebtedness of the Company and the Guarantors was $715.3 million, of which $365.0 million constitutes the Exchange Notes and $350.3 million constitutes secured Indebtedness;

  •
  outstanding Indebtedness of subsidiaries of the Company that are not Guarantors, including Foreign Subsidiaries, is $45.0 million; and

  •
  an additional $80.9 million is available for borrowing pursuant to the revolving credit commitments under the Credit Facility, all of which would have constituted secured Indebtedness if borrowed.

        Although the Indenture limits the incurrence of Indebtedness and Preferred Stock by the Company and its Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by the Company or such Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "—Certain covenants—Limitation on incurrence of additional indebtedness" and "—Certain covenants—Limitation on preferred stock of restricted subsidiaries".

Guarantees

        Under the Indenture, (i) each Domestic Subsidiary (other than a Domestic Subsidiary that has Total Assets of $10,000 or less, total Indebtedness of $10,000 or less and does not own any of the material Intellectual Property of the Company and its Subsidiaries) will be required to jointly and severally guarantee, on a senior basis, the Company's obligations under the Exchange Notes and the Indenture or (ii) to the extent the Company has no Credit Facilities in place, any Domestic Subsidiary that has $5.0 million or more of other then outstanding Indebtedness owed to a Person other than the Company or another Restricted Subsidiary, such Domestic Subsidiary will be required to jointly and severally guarantee with any other Guarantor, on a senior basis, the Company's obligations under the Exchange Notes and the Indenture. On the Issue Date, all of the Company's Domestic Subsidiaries (other than a Domestic Subsidiary that has Total Assets of $10,000 or less, total Indebtedness of $10,000 or less and does not own any of the material Intellectual Property of the Company and its Subsidiaries) will be Guarantors. The obligations of each Domestic Subsidiary under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk factors—Risks relating to the offering and the notes—Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and if that occurs, you may not receive any payments on the notes".

        Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including, without limitation, guarantees and other contingent liabilities) of a Guarantor and, depending on the amount of such indebtedness, such Guarantor's liability on its Guarantee could be reduced to zero. See "Risk factors—Risks relating to the offering and the notes—Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and if that occurs, you may not receive any payments on the exchange notes".

        Pursuant to the Indenture, a Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "—Certain covenants—Merger, consolidation and sale of assets"; provided, however, that if such other Person is not the Company, such Guarantor's obligations under its Guarantee must be expressly assumed by such other Person, subject to the following paragraph.

        The Guarantee of a Guarantor will be released:

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of a Guarantor;

  (2)
  upon the sale or disposition of all or substantially all the assets of a Guarantor;

  (3)
  upon the designation of such Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture;

  (4)
  if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described under "—Legal defeasance and covenant defeasance" or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under "—Satisfaction and discharge";

  (5)
  at such time, and for so long as, the Company's Credit Facilities do not require any guarantees of any of the Guarantors; or

  (6)
  to the extent the Company has no Credit Facilities in place, such Guarantor does not have $5.0 million or more of other then outstanding Indebtedness owed to a Person other than the Company or another Restricted Subsidiary.

        In the case of clauses (1) and (2), the release will only be made if the sale or disposition is to a Person other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an officers' certificate to the Trustee to the effect that the Company will comply with its obligations under the "Limitation on asset sales" covenant in respect of such disposition.

Change of control

        If a Change of Control occurs, each Holder will have the right to require the Company to purchase all or a portion of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have an Exchange Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Exchange Notes under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant (which may lead to an Event of Default described in clause (3) and not in clause (2) under '—Events of default" below).

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the Indenture and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company's ability to repurchase Exchange Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Credit Facility. In addition, certain events that may constitute a change of control under the Credit Facility and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future indebtedness that the Company may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase their Exchange Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

        Even if sufficient funds were otherwise available, the terms of the Credit Facility will, and future indebtedness may, prohibit the Company's prepayment of Exchange Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Credit Facility and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Exchange Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture will result in a cross-default under the Credit Facility.

        The Change of Control purchase feature of the Exchange Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the Company's ability to incur additional Indebtedness are contained in the "Limitation on incurrence of additional indebtedness" covenant. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Exchange Notes protection in the event of a highly leveraged transaction.

        The definition of 'Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Company to make an offer to repurchase the Exchange Notes as described above.

        The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the Company complies with the provisions of any such securities laws or regulations, the Company shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture.

Certain covenants

        The Indenture contains, among others, the following covenants:

        Limitation on incurrence of additional indebtedness.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively "incur"), any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries of the Company that are not Guarantors may incur Acquired Indebtedness in an aggregate amount not to exceed $20 million at any time outstanding, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.0 to 1.0. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. When calculating capacity for the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries pursuant to this covenant, the exchange rate of currencies shall be measured as of the date of such calculation.

        Limitation on Restricted Payments.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on or in respect of shares of the Company's or any Restricted Subsidiary's Capital Stock to holders of such Capital Stock, including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Qualified Capital Stock and dividends or distributions payable to the Company or a Restricted Subsidiary and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly-Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

  (2)
  purchase, redeem or otherwise acquire or retire for value any (i) Capital Stock of the Company, (ii) Capital Stock of any direct or indirect parent of the Company held by Persons other than the Company, (iii) Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company (other than a Restricted Subsidiary of the Company) or (iv) warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company, or of any Guarantor, that is subordinate or junior in right of payment to the Exchange Notes or any Guarantee, as applicable (other than the purchase, defeasance or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such purchase, defeasance or other acquisition); or

  (4)
  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

  if at the time of such Restricted Payment or immediately after giving effect thereto:

    (i)
    a Default or an Event of Default shall have occurred and be continuing (or would result therefrom);

    (ii)
    The Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness" covenant; or

    (iii)
    the aggregate amount of Restricted Payments (including such proposed Restricted Payment) declared or made subsequent to July 1, 2007 (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) of the following paragraph) shall exceed the sum of, without duplication:

    (u)
    50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to July 1, 2007 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

    (v)
    100% of the aggregate net cash proceeds (including the fair market value of property, other than cash, that would constitute Marketable Securities or a Permitted Business) received by the Company from any Person (other than (1) a Subsidiary of the Company and (2) Excluded Contributions) from the issuance and sale subsequent to July 1, 2007 and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

    (w)
    without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received subsequent to July 1, 2007 by the Company from a holder of the Company's Capital Stock (other than Excluded Contributions) (excluding, in the case of clauses (iii)(v) above and this (iii)(w), any net cash proceeds from an Equity Offering to the extent used to redeem the Exchange Notes in compliance with the provisions set forth under "—Redemption—Optional redemption upon equity offerings"); plus

    (x)
    the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to July 1, 2007 of any Indebtedness of the Company for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding net cash proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

    (y)
    an amount equal to the sum of (I) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company or any Restricted Subsidiary (A) from any sale or other disposition of any Investment (other than a Permitted Investment) in any Person (including an Unrestricted Subsidiary) made by the Company and its Restricted Subsidiaries and (B) representing the return of capital or principal (excluding dividends and distributions otherwise included in

        Consolidated Net Income) with respect to such Investment, and (II) the portion (proportionate to the Company's equity interest in an Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that, in the case of item (II), the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and, provided further, that no amount will be included under this clause (y) to the extent it is already included in Consolidated Net Income; plus

      (z)
      $25,000,000.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

  (2)
  any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clauses (iii)(w) and (iii)(x) of the immediately preceding paragraph;

  (3)
  the acquisition of any Indebtedness of the Company or a Guarantor that constitutes a Subordinated Obligation to the Exchange Notes or the applicable Guarantee through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Refinancing Indebtedness that constitutes a Subordinated Obligation to the Exchange Notes or the applicable Guarantee;

  (4)
  if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock), issued after the Issue Date; provided that, at the time of the issuance of such stock, the Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

  (5)
  the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company, or their assigns, estates or heirs, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees, or upon the death, disability, retirement, severance or termination of employment of management employees; provided that all such redemptions or repurchases pursuant to this clause (5) shall not exceed in any fiscal year the sum of (A) $5 million plus (B) any amounts not utilized in any preceding fiscal year following the Issue Date that were otherwise available under this clause for such purchases (which aggregate amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock (other than Disqualified Capital Stock) to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of the immediately preceding paragraph or clause (2) of this paragraph and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases); provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of the Company (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the Indenture;

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

  (7)
  additional Restricted Payments in an aggregate amount not to exceed $30 million;

  (8)
  payments of dividends on Disqualified Capital Stock issued in compliance with the "Limitation on incurrence of additional indebtedness" covenant;

  (9)
  if no Default or Event of Default shall have occurred and be continuing, Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by the "Limitation on asset sales" covenant (including after the making by the Company of any Net Proceeds Offer required to be made by the Company pursuant to such covenant and the application of the entire Net Proceeds Offer Amount to purchase Exchange Notes tendered therein);

  (10)
  upon the occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to the "Change of Control" covenant (including the purchase of all Exchange Notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the Exchange Notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the 'Limitation on incurrence of additional indebtedness" covenant after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Subsidiary;

  (11)
  Investments that are made with Excluded Contributions; and

  (12)
  the repayment of the Senior Subordinated Notes.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended pursuant to clause (1) shall be included in such calculation, and (b) amounts expended pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) shall be excluded from such calculation.

        The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary as specified in the definition of "Unrestricted Subsidiary". For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All of those outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of such designation. Such designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Limitation on asset sales.    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors, which determination will be conclusive);

  (2)
  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided, however, that the amount of:

  (a)
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Notes) that are assumed by the transferee of any such assets;

  (b)
  any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

  (c)
  any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall, in each of (a), (b) and (c) above, be deemed to be cash for the purposes of this provision or for purposes of the second paragraph of this covenant; and

  (3)
  upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof (A) to prepay any Pari Passu Indebtedness of the Company or a Guarantor (including the Exchange Notes), or any Indebtedness (other than Disqualified Capital Stock) of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment should be required)), (B) to reinvest in Productive Assets (provided that this requirement shall be deemed satisfied if the Company or such Restricted Subsidiary by the end of such 365-day period has entered into a binding agreement under which it is contractually committed to reinvest in Productive Assets and such investment is consummated within 120 days from the date on which such binding agreement is entered into and, with respect to the amount of such investment, the reference to the 366th day after an Asset Sale in the first sentence of the following paragraph shall be deemed to be a reference to the 121st day after the date on which such binding agreement is entered into (but only if such 121st day occurs later than such 366th day)), or (C) to a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents.

        On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines by Board Resolution not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and holders of any other Pari Passu Indebtedness of the Company or a Restricted Subsidiary requiring the making of such an offer, on a pro rata basis, the maximum amount of Exchange Notes and such other Pari Passu Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of their principal amount (or, in the event such other Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest thereon, if any, to the date of purchase (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness); provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $15 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $15 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $15 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

        Notwithstanding the immediately preceding two paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent that:

  (a)
  at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

  (b)
  such Asset Sale is for fair market value; provided that any consideration consisting of cash, Cash Equivalents and/or Marketable Securities received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding two paragraphs.

        Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash; provided that no Exchange Notes of $2,000 or less shall be tendered in part. To the extent Holders properly tender Exchange Notes in an amount exceeding the Net Proceeds Offer Amount, Exchange Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Exchange Notes and other Senior Debt tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the 'Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

        Limitation on dividend and other payment restrictions affecting subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

  (1)
  pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (2)
  make loans or advances or pay any Indebtedness or other obligation owed to the Company or any Guarantor (it being understood that the subordination of loans or advances made to the Company or any Guarantor to other Indebtedness incurred by the Company or any Guarantor shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its property or assets to the Company or any Guarantor, except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

  (i)
  applicable law;

  (ii)
  the Indenture;

  (iii)
  non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company entered into in the ordinary course of business;

  (iv)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (v)
    the Credit Facility as in effect on the Issue Date or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to syndicated bank loans (under the relevant circumstances), as determined in good faith by the Company's Board of Directors, which determination will be conclusive;

    (vi)
    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (vii)
    restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

    (viii)
    restrictions imposed by any agreement to sell assets or Capital Stock of a Restricted Subsidiary permitted under the Indenture to any Person pending the closing of such sale;

    (ix)
    any agreement or instrument governing the Capital Stock of any Person that is acquired;

    (x)
    any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction, as determined in good faith by the Company's Board of Directors, which determination will be conclusive; provided that such restrictions apply only to such Securitization Entity;

    (xi)
    other Indebtedness outstanding on the Issue Date or permitted to be issued or incurred under the Indenture; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the circumstances) as determined in good faith by the Company's Board of Directors, which determination will be conclusive;

    (xii)
    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (xiii)
    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (d) and (vi) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        Limitation on preferred stock of restricted subsidiaries.    The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company, other than Permitted Subsidiary Preferred Stock. The provisions of this covenant will not apply to (w) any of the Guarantors for so long as such Restricted Subsidiary remains a Guarantor, (x) any transaction as a result of which neither the Company nor any of its Restricted Subsidiaries will own any Capital Stock of the Restricted Subsidiary whose Preferred Stock is being issued or sold and (y) Preferred Stock (including Disqualified Capital Stock) that is issued in compliance with the 'Limitation on incurrence of additional indebtedness" covenant.

        Limitation on liens.    The Company will not, and will not cause or permit any Guarantor to, incur any Secured Debt that is secured by a Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), unless contemporaneously therewith such Person makes effective provision to secure the Indebtedness due under the Indenture and the Exchange Notes and, in respect of Liens on any Restricted Subsidiary's property or assets, the relevant Guarantee, equally and ratably (or senior in priority to in the case of Liens with respect to Subordinated Obligations of the Company or the Guarantors) with such Secured Debt for so long as such Secured Debt is secured by a Lien (the "Initial Lien"). Any Lien created for the benefit of the Holders of the Exchange Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the other Secured Debt.

        Merger, consolidation and sale of assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity'):

  (x)
  shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Exchange Notes and the performance of every covenant and all obligations of the Company under the Exchange Notes, the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company;

  (2)
  except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on incurrence of additional indebtedness" covenant;

  (3)
  except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. However, transfer of assets (i) between or among the Company and its Restricted Subsidiaries, (ii) between and among Foreign Subsidiaries that are Restricted Subsidiaries or (iii) from Foreign Subsidiaries to the Company or a Guarantor will not be subject to this covenant. Although there is a limited body of case law interpreting the phrase 'substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Exchange Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance or transfer (but not a lease), the conveyor or transferor (but not a lessor) will be released from the provisions of the Indenture.

        The Company will not permit any Guarantor to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of its assets to any Person unless:

  (1)
  (except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Restricted Subsidiary), whether through a merger, consolidation or sale of Capital Stock or through the sale of all or substantially all of its assets (such sale constituting the disposition of such Guarantor in its entirety), if in connection therewith the Company provides an officers' certificate to the Trustee to the effect that the Company will comply with its obligations under the "Limitation on asset sales" covenant in respect of such disposition) the resulting, surviving or transferee Person (if not such Guarantor) shall be a Person organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor, if any, under its Guarantee;

  (2)
  except in the case of a merger of a Guarantor with or into the Company or another Guarantor and except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by the immediately preceding clause (1) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

  (3)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        Limitations on transactions with Affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $3 million (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm'slength basis from a Person that is not an Affiliate of the Company; provided, however, that for a transaction or series of related transactions with an aggregate value of $10 million or more, at the Company's option, either: (1) a majority of the disinterested members of the Board of Directors of the Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company, or (2) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; and provided, further, that for an Affiliate Transaction with an aggregate value of $20 million or more the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a written opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company.

        The restrictions set forth in the first paragraph of this covenant shall not apply to:

  (1)
  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

  (2)
  transactions between or among the Company and any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction (other than a Securitization Entity) or exclusively between or among such Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction; provided that such transactions are not otherwise prohibited by the Indenture;

  (3)
  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of the Company;

  (4)
  Restricted Payments or Permitted Investments permitted by the Indenture;

  (5)
  transactions effected as part of a Qualified Securitization Transaction;

  (6)
  payments or loans allowed by law to employees or consultants that are approved by the Board of Directors of the Company in good faith;

  (7)
  sales of Qualified Capital Stock;

  (8)
  the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the Exchange Notes in any material respect;

  (9)
  transactions permitted by, and complying with, the provisions of the "Merger, consolidation and sale of assets" covenant;

  (10)
  any issuance of securities or other payments, awards, grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

  (11)
  transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from a nationally recognized investment banking, appraisal or accounting firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; and

  (12)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company, which determinations shall be conclusive, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

        Future Guarantees by Domestic Subsidiaries.    At any time at which the Company's Credit Facilities require a guarantee of any of the Domestic Subsidiaries, the Company will cause each of its Domestic Subsidiaries to execute and deliver a supplemental indenture to the Indenture, providing for a guarantee of payment on a senior basis of the Exchange Notes by such Domestic Subsidiary; provided, however, that such Domestic Subsidiary need not execute and deliver such a supplemental indenture for so long as such Domestic Subsidiary has Total Assets of $10,000 or less, total Indebtedness of $10,000 or less and does not own any of the material Intellectual Property of the Company and its Subsidiaries. In addition, to the extent the Company has no Credit Facilities in place, any Domestic Subsidiary that has $5.0 million or more of other then outstanding Indebtedness owed to a Person other than the Company or another Restricted Subsidiary, the Company will cause such Domestic Subsidiary to execute and deliver a supplemental indenture to the Indenture, providing for a guarantee of payment on a senior basis of the Exchange Notes by such Domestic Subsidiary.

        Conduct of business.    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date (which shall include, without limitation, business or operations of the Company's suppliers and customers).

        Reports to Holders.    The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Exchange Notes are outstanding, the Company will furnish to the Holders of Exchange Notes, if not filed electronically with the SEC:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's discussion and analysis of financial condition and results of operations' that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its consolidated Subsidiaries) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

in each case, within the time periods specified in the SEC's rules and regulations. The filing of such reports with the SEC will constitute delivery thereof to the Holders of the Exchange Notes.

        Whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer (as defined under "Exchange Offer; Registration Rights') or the effectiveness of the Shelf Registration Statement (as defined under "Exchange Offer; Registration Rights") by the filing when required with the SEC of the Exchange Offer Registration Statement (as defined under "Exchange Offer; Registration Rights") and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

        In addition, the Company has agreed that, for so long as any Exchange Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of default

        The following events are defined in the Indenture as "Events of Default":

  (1)
  the failure to pay interest or additional amounts (as required by the Registration Rights Agreement) on any Exchange Notes when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay the principal of or premium, if any, on any Exchange Notes, when such principal or premium, if any, becomes due and payable, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);

  (3)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes (except in the case of a default with respect to the "Merger, consolidation and sale of assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  the failure to pay at final stated maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company (other than a Securitization Entity) or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of the Indenture, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20 million or more at any time;

  (5)
  one or more judgments in an aggregate amount in excess of $20 million (which are not covered by insurance or indemnity as to which the insurer or a creditworthy indemnitor has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

  (6)
  certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

  (7)
  any Guarantee of a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee.

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on all the Exchange Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Exchange Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of the principal of, premium, if any, and interest on the Exchange Notes that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

        Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, promptly upon officers of the Company obtaining knowledge of certain defaults, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Legal defeasance and covenant defeasance

        The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Exchange Notes ('Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due;

  (2)
  the Company's obligations with respect to the Exchange Notes concerning issuing temporary notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance') and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "—Events of default" will no longer constitute an Event of Default with respect to the Exchange Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Obligations, or a combination of U.S. dollars and Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that:

      the Company has received from, or there has been published by the Internal Revenue Service a ruling or since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

  (7)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

  (8)
  certain other customary conditions precedent are satisfied.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Exchange Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when

  (1)
  either:

  (a)
  all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all Exchange Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its sole discretion for the giving of notice of redemption by the Trustee in the name and expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at redemption; and

  (2)
  the Company has paid all other sums payable under the Indenture by the Company.

        The Trustee will acknowledge the satisfaction and discharge of the Indenture if the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

        From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture to:

  (a)
  cure any ambiguity, omission, defect or inconsistency;

  (b)
  provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of the Indenture relating to the form of the Exchange Notes (including the related definitions) in a manner that does not adversely affect any Holder in any material respect;

  (c)
  provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Exchange Notes by a successor to the Company or a Guarantor pursuant to the "Merger, consolidation and sale of assets" covenant;

  (d)
  make any change that would provide any additional rights or benefits to the Holders of the Exchange Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Exchange Notes in any material respect;

  (e)
  comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

  (f)
  provide for the issuance of Exchange Notes issued after the Issue Date in accordance with the limitations set forth in the Indenture;

  (g)
  to release any Guarantor from its Guarantee in accordance with the Indenture;

  (h)
  allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Exchange Notes;

  (i)
  secure the Exchange Notes;

  (j)
  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Exchange Notes (except that the transfer restrictions contained in the Exchange Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Exchange Notes, as a single class of securities; or

  (k)
  conform the text of the Indenture, the Exchange Notes or the Guarantees to any provision of this "Description of exchange notes" to the extent that such provision in this "Description of exchange notes" is intended to be a verbatim recitation of a provision of the Indenture, the Exchange Notes or the Guarantees.

        Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes issued under the Indenture. However, without the consent of each Holder affected thereby, no amendment may:

  (1)
  reduce the amount of Exchange Notes whose Holders must consent to an amendment;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or reduce the redemption price therefor;

  (4)
  make any Exchange Notes payable in money other than that stated in the Exchange Notes;

  (5)
  make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on any Exchange Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Exchange Notes to waive Defaults or Events of Default;

  (6)
  after the Company's obligation to purchase Exchange Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

  (7)
  make any change affecting the ranking of the Exchange Notes in a manner which adversely affects the Holders; or

  (8)
  make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

Governing law

        The Indenture provides that it, the Guarantees and the Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign.

No personal liability of officers, directors, employees, incorporators or stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company (other than the Company or any Guarantor) will have any liability for any obligations of the Company or any Subsidiary of the Company under the Exchange Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Exchange Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Notes.

        Such waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. You should refer to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or (ii) that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

        "Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of:

  (1)
  1% of the then outstanding principal amount of the Note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the Note, as applicable, at November 15, 2013 such redemption price being set forth in the table appearing above under the caption "—Optional redemption") plus (ii) all required interest payments due on the Note, as applicable, through November 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the Note.

        "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment, disposition or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:

  (1)
  any Capital Stock of any Restricted Subsidiary of the Company, or

  (2)
  any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales or other dispositions shall not include:

  (a)
  a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

  (b)
  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "—Certain covenants—Merger, consolidation and sale of assets" or any disposition that constitutes a Change of Control;

  (c)
  the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

  (d)
  disposals or replacements of obsolete or worn-out equipment in the ordinary course of business of the Company and its Restricted Subsidiaries;

  (e)
  the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted under the "Limitation on restricted payments" covenant or pursuant to any Permitted Investment;

  (f)
  sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (f), Purchase Money Notes shall be deemed to be cash);

  (g)
  dispositions of cash or Cash Equivalents;

  (h)
  the creation of a Lien permitted to be incurred under the Indenture (but not the sale or other disposition of the property subject to such Lien);

  (i)
  a disposition of inventory in the ordinary course of business;

  (j)
  a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

  (k)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property;

  (l)
  foreclosure on assets; and

  (m)
  any transaction that would otherwise constitute an Asset Sale hereunder that is required by law or regulatory authority in connection with any proceeding arising out of a complaint filed by the FTC against the Company or its subsidiaries prior to November 26, 2010; provided that the Company will not, directly or indirectly, declare or pay any dividend or make any distribution on or in respect of the aggregate net cash proceeds (including the fair market value of property, other than cash, that would constitute Marketable Securities or a Permitted Business) received by the Company in connection with such transaction.

        "Board of Directors" means, as to any Person, the board of directors (or comparable body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Capital Stock" means:

with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Capitalized Lease Obligations' means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by or unconditionally guaranteed by, the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody's;

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

  (4)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America the long-term debt of which is rated at least "A" or the equivalent thereof by S&P, or "A" or the equivalent thereof by Moody's, in each case having at the date of acquisition thereof combined capital and surplus of not less than $500 million (or the foreign currency equivalent thereof);

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

  (6)
  investments in any investment company or money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

  (7)
  other short term investments used by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders or their Related Parties or any Permitted Group;

  (2)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or

  (3)
  any Person or Group (other than the Permitted Holders or their Related Parties or any Permitted Group) shall become the beneficial owner, directly or indirectly, of shares representing more than 40% of the total ordinary voting power represented by the issued and outstanding Capital Stock of the Company at a time when the Permitted Holders and their Related Parties in the aggregate own a lesser percentage of the total ordinary voting power represented by such issued and outstanding Capital Stock.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced thereby:

  (a)
  all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

  (b)
  Consolidated Interest Expense;

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

  (d)
  facilities relocation costs, restructuring costs and acquisition integration costs and, in each case, related fees, including cash severance payments made in connection with acquisitions; and

  (e)
  any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a Refinancing thereof) (whether or not successful), including such fees, expenses or charges relating to this offering of exchange notes.

        Notwithstanding the preceding sentence:

  (1)
  amounts under clauses (2)(a)-(d) relating to a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only if (and in the same proportions) that net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income of such Person; and

  (2)
  to the extent the amounts set forth in clauses (2)(a)-(d) are in excess of those necessary to offset a net loss of such Restricted Subsidiary, such excess will be added to Consolidated Net Income to compute Consolidated EBITDA only if (and in the same proportion that) net income of such Restricted Subsidiary would be included in calculating Consolidated Net Income of such Person if such Restricted Subsidiary had generated net income instead of net loss.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the Four-Quarter Period to Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition,

        "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and

  (2)
  any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

  (3)
  interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

  (4)
  for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

  (5)
  interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions). In addition, any such pro forma calculation, to reflect operating expense reductions reasonably expected to result from any acquisition or merger, may include adjustments as appropriate, in the reasonable determination of the Company as set forth in an officers' certificate that either

  (a)
  would be permitted pursuant to Rule 11-02 of Regulation S-X of the Securities Act or

  (b)
  have been realized or for which substantially all the steps necessary for realization have been taken or at the time of determination are reasonably expected to be taken within 12 months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that such adjustments shall be calculated on an annualized basis and will be set forth in an officers' certificate signed by the Company's chief financial officer and another officer which states in detail (i) the amount of such adjustment or adjustments, and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers' certificate at the time of such execution.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  Consolidated Interest Expense; plus

  (2)
  the product of (x) the amount of all cash dividend payments on any series of Disqualified Capital Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the chief financial officer of the Company, which estimate shall be conclusive); plus

  (3)
  the product of (x) the amount of all dividend payments on any series of Preferred Stock of a Restricted Subsidiary times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the chief financial officer of the Company, which estimate shall be conclusive); provided that with respect to any series of Preferred Stock that did not pay cash dividends during such period but that is eligible to pay dividends during any period prior to the maturity date of the Exchange Notes, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (3).

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations and Obligations under Hedging Agreements and Currency Agreements, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs and bridge, commitment and other financing fees;

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (3)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

  (5)
  interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person.

        "Consolidated Leverage Ratio" with respect to any Person on any date of determination means, the ratio of (a) the excess of (i) consolidated Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available over (ii) an amount equal to the lesser of (x) the amount of cash and Marketable Securities held by such Person and its consolidated Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available that are free and clear of any Lien (other than Permitted Liens) and (y) $50,000,000 to (b) the aggregate amount of Consolidated EBITDA of such person for the period of the most recent four consecutive quarters for which internal financial statements are available, in each case with such pro forma adjustments to consolidated Indebtedness as are appropriate and consistent with the pro forma provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

        "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; provided that there shall be excluded therefrom to the extent otherwise included, without duplication:

  (1)
  gains and losses from Assets Sales (without regard to the $2.5 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

  (2)
  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (3)
  all extraordinary, unusual or non-recurring charges, gains and losses (including, without limitation, all restructuring costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP;

  (4)
  the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company;

  (5)
  the net income (but not loss) of any Restricted Subsidiary of the Company (other than, for purposes of the "Limitation on incurrence of additional indebtedness" covenant, any Guarantor) to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is prohibited by contract, operation of law or otherwise; provided, however, that a Foreign Subsidiary may agree to restrict its ability to declare dividends or similar distributions without excluding the net income of such Foreign Subsidiary from Consolidated Net Income if (a) the agreement that restricts such ability relates to Permitted Indebtedness described in clause (15) of that definition, (b) the proceeds thereof are used, directly or indirectly through intercompany transfers, to permanently repay Senior Debt or the Exchange Notes of the Company, and (c) the net income of such Foreign Subsidiary, together with the net income of each other Foreign Subsidiary subject to a similar restriction, does not exceed 10% of Consolidated Net Income;

  (6)
  the net loss of any Person, other than a Restricted Subsidiary of the Company;

  (7)
  the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person;

  (8)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (9)
  any non-cash compensation charges and deferred compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction; provided, however, that Consolidated Net Income for any period shall be reduced by any cash payments made during such period by such Person in connection with any such deferred compensation, whether or not such reduction is in accordance with GAAP;

  (10)
  inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments with respect to acquisition transactions; and

  (11)
  unrealized gains and losses due solely to fluctuations in currency values and related tax effects according to GAAP.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges, impairments and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves associated with mandatory repurchases of equity securities). For clarification purposes, purchase accounting adjustments with respect to inventory will be included in Consolidated Non-cash Charges.

        "Consolidated Secured Leverage Ratio" with respect to any Person as of any date of determination means, the ratio of (x) consolidated Secured Debt of such Person as of the end of the Four-Quarter Period to (y) the aggregate amount of the Consolidated EBITDA of such Person for the Four-Quarter Period, in each case with such pro forma adjustments to consolidated Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

        "Credit Facilities" means one or more credit agreements (including, without limitation, the Credit Facility), loan agreements, indentures, commercial paper facilities or similar facilities, secured or unsecured, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to the lenders thereto or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit or banker's acceptances, or any debt securities entered into from time to time by the Company and/or its Restricted Subsidiaries, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time.

        "Credit Facility" means the Amended and Restated Credit Agreement, dated as of July 3, 2007, between PP Holding Corporation, Polypore, Inc. (the predecessor to the Company), Daramic Holding S.A.S., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders named therein, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, modified, restated, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both, pursuant to the Default provisions, would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, the Company shall deliver an officers' certificate to the Trustee which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10 million.

        "Designated Preferred Stock" means Preferred Stock that is so designated as Designated Preferred Stock pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(w) of the first paragraph of the "Limitation on restricted payments" covenant.

        "Disqualified Capital Stock" means with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Capital Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to (a) the final maturity date of the Exchange Notes or (b) the date on which there are no Exchange Notes outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Exchange Notes shall not constitute Disqualified Capital Stock if:

  (1)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Exchange Notes and described under the "Limitation on asset sales" covenant and "—Change of control"; and

  (2)
  any such requirement only becomes operative after compliance with such terms applicable to the Exchange Notes, including the purchase of any Exchange Notes tendered pursuant thereto.

        The amount of any Disqualified Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Capital Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Capital Stock as reflected in the most recent internal financial statements of such Person.

        "Domestic Subsidiary" means any direct or indirect Restricted Subsidiary of the Company that is incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any offering of Qualified Capital Stock of the Company; provided, that, in the event such equity offering is not in the form of a public offering registered under the Securities Act, the proceeds received by the Company directly or indirectly from such offering are not less than $10 million.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Excluded Contributions" means net cash proceeds, or property other than cash that would constitute Marketable Securities or Permitted Business, in each case received by the Company and its Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an officers' certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (4)(iii) of the first paragraph of the covenant contained under the caption "Certain covenants—Restricted payments."

"fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith, which determination shall be conclusive.

        "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

        "Four-Quarter Period" shall mean the four full fiscal quarters for which financial statements are available ending on or immediately prior to the Transaction Date.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as in effect as of the Issue Date. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except as expressly provided in the Indenture.

        "Government Obligations" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal of or interest on the Government Obligations evidenced by such depository receipt.

        "Guarantee" means:

  (1)
  the guarantee of the Exchange Notes by the Domestic Subsidiaries of the Company in accordance with the terms of the Indenture; and

  (2)
  the guarantee of the Exchange Notes by any Subsidiary required under the "Future guarantees by subsidiaries" covenant.

        "Guarantor" means any Subsidiary that issues a Guarantee; provided, however, that upon the release and discharge of such Subsidiary from its Guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Guarantor.

        "Hedging Agreement" means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of the Company and its Restricted Subsidiaries, so long as any such agreement has been entered into in the ordinary course of business and for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company).

        "Indebtedness" means with respect to any Person, without duplication:

  (1)
  all Obligations of such Person for borrowed money;

  (2)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all Obligations of such Person issued or assumed as the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

  (6)
  guarantees and other contingent obligations in respect of Indebtedness of other Persons referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset at such date of determination and the amount of the Obligation so secured;

  (8)
  all Obligations under Currency Agreements and Interest Swap Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value, as determined in good faith by the Company's Board of Directors, which determination will be conclusive, of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, accrued dividends, if any).

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. For clarification purposes, the liability of the Company or any Restricted Subsidiary to make periodic payments to licensors in consideration for the license of patents and technical information under license agreements in existence on the Issue Date and any amount payable in respect of a settlement of disputes with respect to such payments thereunder shall not constitute Indebtedness.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

        "Intellectual Property" means, collectively, the patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures).

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee or similar arrangement but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company (or, in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary of the Company, such Restricted Subsidiary has a minority interest that is held by an Affiliate of the Company that is not a Restricted Subsidiary of the Company), the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary, not sold or disposed of. Except as otherwise provided herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in its fair market value. For purposes of "Certain covenants—Limitation on restricted payments":

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

  (a)
  the Company's "Investment" in such Subsidiary at the time of such redesignation less

  (b)
  the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Issue Date" means November 26, 2010.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange or NASDAQ and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and title and recording tax expenses);

  (2)
  all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

  (3)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

  (4)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

  (5)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Exchange Notes.

        "Permitted Business" means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

        "Permitted Group" means any group of investors party to the Stockholders' Agreement, as the same may be amended, modified or supplemented from time to time; provided that the Permitted Holders and their Related Parties continue to be the "beneficial owners" (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of the Company that is "beneficially owned" (as defined above) by such group of Investors.

        "Permitted Holders" means Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P. and its Affiliates and any general or limited partners of Warburg Pincus Private Equity VIII, L.P. or Warburg Pincus International Partners, L.P. on the Issue Date.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the Exchange Notes (other than any Additional Exchange Notes) and the incurrence by the Company of Indebtedness represented by the Exchange Notes issued in exchange for the Exchange Notes (or in exchange for any Additional Exchange Notes issued in accordance with the terms of the Indenture) and the Guarantees thereof;

  (2)
  Indebtedness of the Company or the Guarantors incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $460 million and (b) an aggregate amount of Indebtedness incurred under this clause (2) (with all such Indebtedness being deemed Secured Debt for purposes of making the determination hereunder) that does not cause the Consolidated Secured Leverage Ratio to exceed 3.5 to 1, after giving pro forma effect to the incurrence of such Indebtedness (and the application of the proceeds thereof); provided that the amount of Indebtedness permitted to be incurred pursuant to the Credit Facilities in accordance with this clause (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Credit Facilities in reliance on, and in accordance with, clauses (7), (13), (14) and (15) below;

  (3)
  other indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (and in the case of any line of credit, the unused capacity of such line of credit as of the Issue Date), reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

  (4)
  Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; and, provided further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

  (5)
  Indebtedness of the Company or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

  (6)
  intercompany Indebtedness between or among the Company and any Restricted Subsidiaries (other than a Securitization Entity); provided, however, that:

    if the Company is the obligor on such Indebtedness and the payee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Notes; and

    (1)
    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Securitization Entity) thereof; and

    (2)
    any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary (other than a Securitization Entity) thereof (other than by way of granting a Lien permitted under the Indenture or in connection with the exercise of remedies by a secured creditor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Guarantors to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) in an aggregate principal amount outstanding, including all Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any

    Indebtedness incurred pursuant to this clause (7), not to exceed the greater of (a) $20 million and (b) 1.5% of Total Assets at any time;

  (8)
  Refinancing Indebtedness (other than Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (2) of this definition);

  (9)
  guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided, however, that such Indebtedness is permitted to be incurred under the Indenture; and provided further, that in the event such Indebtedness (other than Acquired Indebtedness) is incurred pursuant to the Consolidated Fixed Charge Coverage Ratio, such guarantees are by the Company or a Guarantor only;

  (10)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (11)
  obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

  (12)
  Indebtedness of a Securitization Entity incurred in a Qualified Securitization Transaction that is non-recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

  (13)
  Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

  (14)
  additional Indebtedness of the Company and the Guarantors in an aggregate principal amount, including all Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $50 million at any one time outstanding, which amount may, but need not, be incurred in whole or in part under any of the Credit Facilities (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (14) shall cease to be deemed incurred or outstanding for purposes of this clause (14) but shall be deemed incurred under the first paragraph of "—Limitation on incurrence of additional indebtedness" from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock thereunder without reliance on this clause (14));

  (15)
  additional Indebtedness of the Foreign Subsidiaries in an aggregate principal amount, including all Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), which does not exceed the greater of (a) $50 million and (b) 3.6% of the Total Assets of the Foreign Subsidiaries at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a credit facility);

  (16)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

  (17)
  Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

  (18)
  Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Company permitted by "—Restricted payments."

        No Foreign Subsidiary may Incur any Indebtedness (other than pursuant to clause (6) of the definition of Permitted Indebtedness) if the proceeds are used to refinance Indebtedness of the Company; provided, however, that proceeds of Indebtedness incurred pursuant to clause (15) of the definition of Permitted Indebtedness may be used to permanently repay Pari Passu Indebtedness or the Exchange Notes of the Company.

        For purposes of determining compliance with the "Limitation on incurrence of additional indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, divide and classify (or later redivide and reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitation on incurrence of additional indebtedness" covenant.

        "Permitted Investments" means:

  (1)
  Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (other than a Securitization Entity or Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) (whether existing on the Issue Date or created thereafter) or any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such other Person shall become a Restricted Subsidiary of the Company (other than a Securitization Entity or a Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) or that will merge with or consolidate into the Company or a Restricted Subsidiary of the Company and Investments in the Company by the Company or any Restricted Subsidiary of the Company;

  (2)
  investments in cash and Cash Equivalents;

  (3)
  loans and advances allowed by law (including payroll, travel and similar advances) to employees of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10 million at any one time outstanding;

  (4)
  Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with the Indenture;

  (5)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

  (6)
  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on asset sales' covenant;

  (7)
  Investments existing on the Issue Date;

  (8)
  accounts receivable created or acquired in the ordinary course of business;

  (9)
  guarantees by the Company or a Restricted Subsidiary of the Company permitted to be incurred under the Indenture; additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause

  (10)
  that are at that time outstanding, not to exceed the greater of (A) $50 million and (B) 3.5% of the Company's Total Assets; provided that any investments in joint ventures pursuant to this clause (10) will not exceed the greater of (A) $25 million and (B) 1.75% of the Company's Total Assets;

  (11)
  any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest or interests in receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Securitization Transaction or any such Person owning such receivables;

  (12)
  Investments the payment for which consists exclusively of Qualified Capital Stock of the Company;

  (13)
  any Investment in any Person to the extent it consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business; and

  (14)
  Investments in Unrestricted Subsidiaries not to exceed $5 million at any one time outstanding.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations under the Credit Facility and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Credit Facility permitted to be incurred under the Indenture;

  (2)
  pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or obligations to insurance carriers, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Interest Swap Obligations and Obligations under Hedging Agreements and Currency Agreements, so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Interest Swap Obligations and Obligations under Hedging Agreements and Currency Agreements;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved in the ordinary course of business provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

  (b)
  such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

  (12)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on the Issue Date (other than Liens permitted under clause (1));

  (14)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however,that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (15)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (16)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Securitization Entity);

  (17)
  Liens securing the Exchange Notes and Guarantees;

  (18)
  Liens securing Refinancing Indebtedness incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17), (18), (22) and (25) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (19)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (20)
  Liens under industrial revenue, municipal or similar bonds;

  (21)
  Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case Incurred in connection with a Qualified Securitization Transaction;

  (22)
  Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $25 million;

  (23)
  liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods;

  (24)
  liens deemed to exist pursuant to investments in repurchase obligations;

  (25)
  encumbrances or restrictions (including put and call arrangements) with respect to Capital Stock of any joint venture or similar

  (26)
  arrangement pursuant to any joint venture or similar agreement; and the retained interest of the U.S. Federal government or any agency or department thereof in assets purchased in whole or in part (including via reimbursement of amounts expended by the Company) with proceeds of grants from the U.S. Federal government or any agency or department thereof, in accordance with Federal law or regulation (including any rule, regulation or policy governing the subject grant program).

        "Permitted Subsidiary Preferred Stock" means any series of Preferred Stock of a foreign Restricted Subsidiary that constitutes Qualified Capital Stock, the liquidation value of all series of which, when combined with the aggregate amount of outstanding Indebtedness of the foreign Restricted Subsidiaries incurred pursuant to clause (15) of the definition of Permitted Indebtedness, does not exceed $5 million.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Productive Assets" means assets (including Capital Stock) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing the deferred purchase price of receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to: a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.

        "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not:

  (1)
  directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness:

    to pay Required Premiums and related fees; or

    otherwise permitted to be incurred under the Indenture; and

  (2)
  create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold; and

  (3)
  if the Indebtedness being refinanced is subordinated in right of payment to the Exchange Notes or the Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes or the Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Guarantors and the initial purchasers set forth therein.

        "Related Party" with respect to any Permitted Holder means:

  (a)
  any controlling stockholder or a majority owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse, sibling, parent or child of such Permitted Holder; or

  (b)
  the estate of any Permitted Holder during any period in which such estate holds Capital Stock of the Company for the benefit of any Person referred to in clause (1)(a); or

    any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group or any successor thereto.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Debt" means any Indebtedness secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securitization Entity" means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

    is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

    is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and to which neither the Company nor any Restricted Subsidiary of the Company has any obligations to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with foregoing conditions.

        "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary, as determined in good faith by the Board of Directors of the Company, in an accounts receivable or equipment transaction.

        "Stockholders' Agreement" means the Stockholders' Agreement, dated as of May 13, 2004, among PP Holding II and certain stockholders of PP Holding II as parties thereto, as in effect on the Issue Date and as further amended and modified from time to time.

        "Subordinated Obligation" in respect of a Person means any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Exchange Notes pursuant to a written agreement or pursuant to the terms thereof.

        "Subsidiary" with respect to any Person, means:

    any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, managers or trustee thereof (or persons performing similar functions) under ordinary circumstances shall at the time be owned, directly or indirectly by (1) such Person, (2) such Person and one or more Subsidiary of such Person or (3) one or more Subsidiaries of such Person; or any partnership, joint venture, limited liability company or similar entity of which at least a majority of the capital accounts, distribution rights, total equity and voting interest or general or limited partnership interests, as applicable, under ordinary circumstances is at the time, directly or indirectly, owned by (1) such Person, (2) such Person and one or more Subsidiary of such Person or (3) one or more Subsidiaries of such Person.

        "Total Assets" means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recently available internal consolidated balance sheet as of such date.

        "Transaction Date" means date of the transaction giving rise to the need to make such calculation

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2013; provided, however, that if the period from such redemption date to November 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "U.S. Subsidiary" means any Subsidiary of the Company that is incorporated under the laws of the United States of America or any State thereof or the District of Columbia.

        "Unrestricted Subsidiary" of any Person means any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of or Indebtedness of or has any Investment in, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or another Unrestricted Subsidiary; provided that:

  (1)
  the Company certifies to the Trustee that such designation complies with the "Limitation on restricted payments" covenant; and

  (2)
  each Subsidiary to be so designated and each of its Subsidiaries:

  (a)
  has not at the time of designation, any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, unless such recourse is Indebtedness or a Lien that is permitted under the Indenture after giving effect to such designation; and

    (b)
    either alone or in the aggregate with all other Unrestricted Subsidiaries does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

        Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Company or any Restricted Subsidiary.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the then outstanding aggregate principal amount of such Indebtedness; into

  (2)
  the sum of the total of the products obtained by multiplying:

  (a)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

  (b)
  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Restricted Subsidiary" of any Person means any Wholly-Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States of America or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

General

        The exchange notes issued in exchange for original notes will be represented by a global note in registered form without interest coupons attached (collectively, the "Global Notes"). The Global Notes will be deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, or "DTC participants," or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC's settlement system are controlled by DTC and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        Like DTC, Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream, soci'et'e anonyme ("Clearstream") hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the exchange notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have exchange notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated exchange notes; and

  •
  will not be considered the owners or holders of the exchange notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of exchange notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the exchange notes represented by a global note will be made by us, through the Trustee, to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee nor any of our respective agents will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

        Cross-market transfers of global notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant dollar global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee, nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants or the Common Depository of their obligations under the rules and procedures governing their operations.

Certificated exchange notes

        Exchange notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related exchange notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the dollar global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated exchange notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange offer and the ownership and disposition of the exchange notes, and does not purport to be a complete analysis of all potential tax effects. This discussion does not address all the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders (defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, persons liable for the alternative minimum tax and persons holding notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion is limited to persons that exchange original notes for exchange notes pursuant to the exchange offer. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

        The discussion is based on the provisions of the Code, U.S. Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service (the "IRS"), and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of notes.

        We have not sought, nor will seek, any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange offer or the ownership or disposition of the exchange notes or that any such position would not be sustained.

        Holders of notes should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws. Furthermore, the tax treatment of a member in an entity treated as a partnership for U.S. federal income tax purposes which holds the notes will depend on the member's tax status and the entity's activities; members of such an entity which holds the notes should consult their tax advisors.

Exchange offer

        The exchange of original notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result:

  •
  a holder of notes will not recognize taxable gain or loss as a result of the exchange of original notes for exchange notes pursuant to the exchange offer;

  •
  the holding period of the exchange notes will include the holding period of the original notes surrendered in exchange therefor; and

  •
  a holder's adjusted tax basis in the exchange notes will be the same as such holder's adjusted tax basis in the original notes surrendered in exchange therefor.

Tax Consequences of Holding Exchange Notes

U.S. holders

        As used herein, "U.S. Holder" means a beneficial owner of the exchange notes who or that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

Stated interest

        A U.S. Holder must generally include stated interest on a note as ordinary income at the time such interest is received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

Market Discount

        If a U.S. Holder purchases a note for an amount that is less than stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. A U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the holder pursuant to an election by the holder to include market discount in income as it accrues or pursuant to an election to include in gross income all interest that accrues on any note (including stated interest, market discount and de minimis market discount, as adjusted by any bond premium) in accordance with a constant yield method based on the compounding of interest. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such holder had sold the note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Bond Premium

        If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than stated interest, the holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than stated interest and the holder may elect to amortize this premium over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder's income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. Special rules may apply in the case of notes that are subject to optional redemption.

Sale or other taxable disposition of the exchange notes

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (excluding any amounts otherwise attributable to accrued and unpaid interest and accrued market discount which amounts will be taxable as described above) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the U.S. Holder's U.S. dollar cost therefor, determined on the date of purchase.

        Recognized gain or loss on the disposition of a note generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the note for more than one year, any such capital gain will generally be subject to tax at long-term capital gain rates. A U.S. Holder's ability to deduct capital losses may be limited.

Medicare Tax on Investment Income

        In addition to the taxes described above, newly enacted legislation requires certain U.S. Holders that are individuals, estates or trusts to pay up to an additional 3.8% tax on net investment income, including interest and capital gains, for taxable years beginning after December 31, 2012.

Contingent payments

        In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the exchange notes. Our obligation to make payments of additional interest upon a registration default, as well as certain payments upon a change of control, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." We intend to take the position that the exchange notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the exchange notes were treated as contingent payment debt instruments because of the possibility of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the stated interest rates on the exchange notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain, which may be subject to tax at long-term capital gain rates if the U.S. Holder has held the note for more than one year. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of exchange notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the exchange notes.

Non-U.S. holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes (a 'Non-U.S. Holder').

Interest

        Subject to the discussion of backup withholding below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  such holder is not a controlled foreign corporation that is related to us directly or constructively through stock ownership;

  •
  such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

  •
  such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  •
  we, or our paying agent, receive appropriate documentation establishing that the Non-U.S. Holder is not a U.S. person (generally, an IRS Form W-8BEN).

        A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the exchange notes, if the interest is not effectively connected with a U.S. trade or business of the Non-U.S. Holder.

        If interest on the exchange notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States and, if an applicable tax treaty so requires, such payment is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder, such interest will not be subject to the 30% withholding tax described above but will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% or, if applicable, a lower treaty rate, branch profits tax). Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties. To claim the benefit of a tax treaty or to claim exemption from withholding because the interest income is effectively connected with a U.S. trade or business, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest.

Sale or other disposition of the exchange notes

        Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other redemption of a note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if an applicable tax treaty so requires, such gain is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder;

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

  •
  the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

Information reporting and backup withholding

        Information returns may be filed with the IRS and backup withholding tax may be collected in connection with payments of principal, premium, if any, and interest on a note. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders are generally not subject to backup withholding.

        In addition, a Non-U.S. Holder may be subject to U.S. backup withholding tax on these payments unless the Non-U.S. Holder, under penalties of perjury, provides its name and address and certifies (on IRS Form W-8BEN) that it is not a U.S. person, or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Rather the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plans, accounts or arrangements (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the Company, the guarantors, or the initial purchasers or any of their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the exchange notes. The class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the exchange notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, each purchaser and subsequent transferee thereof will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold such note constitutes assets of any Plan or (ii) the purchase and holding of the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws. The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the exchange notes.

PLAN OF DISTRIBUTION

        Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes that will be issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of the notes who is an "affiliate" (within the meaning of the Securities Act) of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a Participating Broker-Dealer who acquired original notes in a transaction other than as part of its market-making or other trading activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes: (1) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters; (2) will not be able to tender its original notes in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each Participating Broker-Dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-marketing activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until September 12, 2005, all Participating Broker-Dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any such sale of exchange notes by broker-dealers. Exchange notes received by Participating Broker-Dealers for their own account, pursuant to the exchange offer, may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes and the enforceability or the Company's obligations under the exchange notes will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain partners of Willkie Farr & Gallagher LLP own in the aggregate less than 1% of the limited partnership interests of Warburg Pincus Private Equity VIII, L.P.

EXPERTS

        The consolidated financial statements of Polypore International, Inc., appearing in Polypore International, Inc.'s Annual Report (Form 10-K) for the year ended January 1, 2011 and the related financial statement schedule, and the effectiveness of Polypore International, Inc.'s internal control over financial reporting as of January 1, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Polypore International, that file electronically with the SEC.

        We maintain a website at http://www.polypore.net. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on or accessible from our website is not incorporated by reference and is not a part of this prospectus.

        Information filed with the SEC by the Company is "incorporated by reference" in the prospectus. This means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that the Company later files with the SEC will automatically update and supersede this information. The documents listed below and any future filings made with the SEC by Parent under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of this exchange offer are being incorporated herein by reference:

  •
  Annual Report on Form 10-K, for the fiscal year ended January 1, 2011 filed on February 25, 2011;

  •
  Current Reports on Forms 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on March 14, 2011, March 18, 2011, March 23, 2011 and April 1, 2011; and

  •
  Definitive Proxy Statement on Schedule 14A, filed on April 13, 2010.

        You may request a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, by writing or calling our offices at the following address:

11430 North Community House Road, Suite 350
Charlotte, NC 28277
(704) 587-8409
Attention: Company Secretary

OFFERS TO EXCHANGE

$365.0 million principal amount of its 7.5% senior notes due 2017 registered under the Securities Act of 1933 for any and all outstanding
$365.0 million principal amount of its 7.5% senior notes due 2017

PROSPECTUS

                        , 2011

Part II

Information not required in Prospectus

Item 20.    Indemnification of Directors and Officers.

        Delaware law and our certificate of incorporation provide that we will, under certain situations, indemnify any director, officer, employee or agent of Polypore International, Inc. made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of Polypore International, Inc. Reference is made to Section 145 of the Delaware General Corporation Law for a full statement of these indemnification rights.

        The Company has entered into director and officer indemnification agreements with certain of our directors and officers. The indemnification agreements provide that the Company will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted or required by the laws of the State of Delaware, against any and all claims based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by the indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which the indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by the indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) above, or (iii) the indemnitee's status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) above or any actual, alleged or suspected act or failure to act by the indemnitee in connection with any obligation or restriction imposed upon the indemnitee by reason of such status. The indemnification agreements provide that the indemnitee shall have the right to advancement by the Company prior to the final disposition of any indemnifiable claim of any and all actual and reasonable expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the indemnitee. For the duration of an indemnitee's service as a director and/or officer of the Company and for a reasonable period of time thereafter, which such period may be determined by the Company in its sole discretion, the Company is obligated to use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors' and officers' liability insurance providing coverage for directors and/or officers of the Company that is substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance.

        We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 21.    Exhibits and Financial Statement Schedules.

(A)
Exhibits.

        A list of exhibits filed with this Registration Statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21(a) by reference.

(B)
Financial Statement Schedule.

        See Financial Statement Schedule attached hereto as Schedule II.

Item 22.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (b)
  The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e)
  Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Polypore International, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

POLYPORE INTERNATIONAL, INC.
By:	/s/ ROBERT B. TOTH
	Name: Title:	Robert B. Toth President and Chief Executive Officer

Power of Attorney

        We, the undersigned directors and officers of Polypore International, Inc., do hereby constitute and appoint Robert B. Toth and Lynn Amos, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ROBERT B. TOTH Robert B. Toth	President, Chief Executive officer and Director (Principal Executive Officer)	April 5, 2011
/s/ LYNN AMOS Lynn Amos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2011
/s/ MICHAEL GRAFF Michael Graff	Chairman of the Board	April 5, 2011
/s/ DAVID BARR David Barr	Director	April 5, 2011
/s/ CHARLES L. COONEY Charles L. Cooney	Director	April 5, 2011

/s/ WILLIAM DRIES William Dries	Director	April 5, 2011
/s/ FREDERICK C. FLYNN, JR. Frederick C. Flynn, Jr.	Director	April 5, 2011
/s/ W. NICHOLAS HOWLEY W. Nicholas Howley	Director	April 5, 2011
/s/ KEVIN KRUSE Kevin Kruse	Director	April 5, 2011

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Celgard, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

CELGARD, LLC
By:	Polypore International, Inc., its member
By:	/s/ ROBERT B. TOTH
	Name: Title:	Robert B. Toth President and Chief Executive Officer

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Daramic, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

DARAMIC, LLC
By:	Polypore International, Inc., its member
By:	/s/ ROBERT B. TOTH
	Name: Title:	Robert B. Toth President and Chief Executive Officer

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Daramic Acquisition Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

DARAMIC ACQUISITION CORP.
By:	/s/ PIERRE HAUSWALD
	Name:	Pierre Hauswald
	Title:	President

Power of Attorney

        I, the undersigned director of Daramic Acquisition Corp., do hereby constitute and appoint Robert B. Toth and Lynn Amos, or any of them, my true and lawful attorneys and agents, to do any and all acts and things in my name and on my behalf in my capacity as director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto and I do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

/s/ PIERRE HAUSWALD Pierre Hauswald	Director, President	April 5, 2011

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Daramic Asia, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

DARAMIC ASIA, INC.
By:	/s/ ROBERT B. TOTH
	Name:	Robert B. Toth
	Title:	Director

Power of Attorney

        We, the undersigned directors and officers of Daramic Asia, Inc., do hereby constitute and appoint Robert B. Toth and Lynn Amos, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ DAVID BARR David Barr	Director	April 5, 2011
/s/ MICHAEL GRAFF Michael Graff	Director	April 5, 2011
/s/ KEVIN KRUSE Kevin Kruse	Director	April 5, 2011
/s/ ROBERT B. TOTH Robert B. Toth	Director	April 5, 2011

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Daramic Holding, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

DARAMIC HOLDING, LLC
By:	Daramic Acquisition Corp., its member
By:	/s/ PIERRE HAUSWALD
	Name:	Pierre Hauswald
	Title:	President

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Daramic International, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

DARAMIC INTERNATIONAL, INC.
By:	/s/ ROBERT B. TOTH
	Name:	Robert B. Toth
	Title:	Director

Power of Attorney

        We, the undersigned directors and officers of Daramic International, Inc., do hereby constitute and appoint Robert B. Toth and Lynn Amos, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ DAVID BARR David Barr	Director	April 5, 2011
/s/ MICHAEL GRAFF Michael Graff	Director	April 5, 2011
/s/ KEVIN KRUSE Kevin Kruse	Director	April 5, 2011
/s/ ROBERT B. TOTH Robert B. Toth	Director	April 5, 2011

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Microporous Holding, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

MICROPOROUS HOLDING, LLC
By:	Daramic Acquisition Corp., its member
By:	/s/ PIERRE HAUSWALD
	Name:	Pierre Hauswald
	Title:	President

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Microporous Prodcuts, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

MICROPOROUS PRODUCTS, LLC
By:	Daramic Acquisition Corp., its member
By:	/s/ PIERRE HAUSWALD
	Name:	Pierre Hauswald
	Title:	President

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, MP Assets Corporation. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 5th day of April, 2011.

MP ASSETS CORPORATION
By:	/s/ LYNN AMOS
	Name:	Lynn Amos
	Title:	Director

Power of Attorney

        We, the undersigned directors and officers of MP Assets Corporation, do hereby constitute and appoint Robert B. Toth and Lynn Amos, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ LYNN AMOS Lynn Amos	Director	April 5, 2011
/s/ PIERRE HAUSWALD Pierre Hauswald	Director	April 5, 2011
/s/ TIM RINEY Tim Riney	Director	April 5, 2011

Exhibit Index

Exhibit No.	Exhibit Description
3.1	Form of Amended and Restated Certificate of Incorporation of Polypore International, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Company's Registration Statement on Form S-1 filed on June 15, 2007 (Commission File No. 333-141273))

3.2	Form of Amended and Restated Bylaws of Polypore International, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on October 29, 2008)

3.3	Certificate of Amendment to the Certificate of Incorporation of Polypore International, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on June 29, 2007)

3.4	Certificate of Formation of Celgard, LLC (f/k/a Celgard, Inc.) (incorporated by reference to Exhibit 3.3 to Polypore, Inc.'s Registration Statement on Form S-4 filed on September 23, 2004 (Commission File No. 333-119224))

3.5	Limited Liability Company Agreement of Celgard, LLC (f/k/a Celgard, Inc.) (incorporated by reference to Exhibit 3.4 to Polypore, Inc.'s Registration Statement on Form S-4 filed on September 23, 2004 (Commission File No. 333-119224))

3.6	Certificate of Formation of Daramic, LLC (incorporated by reference to Exhibit 3.5 to Polypore, Inc.'s Registration Statement on Form S-4 filed on September 23, 2004 (Commission File No. 333-119224))

3.7	Limited Liability Company Agreement of Daramic, LLC (f/k/a Daramic, Inc.) (incorporated by reference to Exhibit 3.6 to Polypore, Inc.'s Registration Statement on Form S-4 filed on September 23, 2004 (Commission File No. 333-119224))

3.8	Certificate of Incorporation of Daramic International, Inc. (incorporated by reference to Exhibit 3.7 to Polypore, Inc.'s Registration Statement on Form S-4 filed on September 23, 2004 (Commission File No. 333-119224))

3.9	Bylaws of Daramic International, Inc., as amended (incorporated by reference to Exhibit 3.8 to Polypore, Inc.'s Registration Statement on Form S-4 filed on September 23, 2004 (Commission File No. 333-119224))

3.10	Certificate of Incorporation of Daramic Asia, Inc.

3.11	Bylaws of Daramic Asia, Inc., as amended

3.12	Certificate of Incorporation of Daramic Acquisition Corporation

3.13	Bylaws of Daramic Acquisition Corporation

3.14	Certificate of Formation of Daramic Holding, LLC

3.15	Operating Agreement of Daramic Holding, LLC

3.16	Certificate of Incorporation of MP Assets Corporation

3.17	Bylaws of MP Assets Corporation

3.18	Certificate of Formation of Microporous Holding, LLC, as amended

3.19	Operating Agreement of Microporous Holding, LLC

3.20	Certificate of Formation of Microporous Products, LLC, as amended

3.21	Operating Agreement of Microporous Products, LLC

Exhibit No.	Exhibit Description
4.1	Registration Rights Agreement, dated as of May 13, 2004, by and among Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., PP Holding, LLC, Polypore International, Inc. and certain other persons a party thereto (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

4.2	Indenture, dated as of May 13, 2004, by and among PP Acquisition Corporation (merged with and into Polypore, Inc.), the Guarantors (as defined therein) and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142)) (the "8.75% Indenture")

4.3	Form of 8.75% Senior Subordinated Dollar Notes due 2012 (incorporated by reference to Exhibit C of the 8.75% Indenture)

4.4	Form of 8.75% Senior Subordinated Euro Notes due 2012 (incorporated by reference to Exhibit D of the 8.75% Indenture)

4.5	Second Supplemental Indenture, dated as of July 31, 2007, between Polypore International, Inc., the Guarantors (as defined therein) and The Bank of New York (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on August 3, 2007)

4.6	Supplemental Indenture, dated as of November 30, 2010, among Polypore International, Inc., the guarantors named therein and the Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K, filed on December 2, 2010)

4.7	Indenture, dated as of November 26, 2010 among Polypore International, Inc., the guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed on December 2, 2010) (the "7.5% Indenture")

4.8	Form of 7.5% Senior Notes due 2017 (incorporated by reference to Exhibit B of the 7.5% Indenture)

4.9	Registration Rights Agreement, dated as of November 26, 2010, among Polypore International, Inc., the guarantors named therein and J.P. Morgan Securities LLC for itself and on behalf of several purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed on December 2, 2010)

10.1	Stock Purchase Agreement, dated as of January 30, 2004, by and among Polypore, Inc., PP Acquisition Corporation and the stockholders of Polypore, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

10.2	Guarantee and Collateral Agreement, dated as of May 13, 2004, by and among PP Holding Corporation, PP Acquisition Corporation and the subsidiaries of PP Acquisition Corporation identified therein (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

10.3	Tax Sharing Agreement, dated as of May 13, 2004, by and among Polypore International, Inc., PP Holding Corporation and Polypore, Inc. (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

Exhibit No.		Exhibit Description
10.4		Stockholders' Agreement, dated as of May 13, 2004, by and among Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., PP Holding, LLC and Polypore International, Inc. (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

10.5	*	Polypore International, Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

10.6	*	Form of Director and Officer Indemnification Agreement entered into between Polypore, Inc. and certain employees of Polypore, Inc. (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-4 filed on April 18, 2005 (Commission File No. 333-124142))

10.7	*	Amended and Restated Employment Agreement, dated as of April 28, 2008, by and between Polypore International, Inc. and Robert B. Toth (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on May 1, 2008)

10.8	*	Amendment to Employment Agreement, dated as of December 18, 2008, by and between Polypore International, Inc. and Robert B. Toth (incorporated by reference to Exhibit 10.8 to the company's Annual Report on Form 10-K filed on March 12, 2009)

10.9	*	Employment Agreement, dated as of April 7, 2006, by and between Polypore, Inc. and Mitchell J. Pulwer (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on August 15, 2006)

10.10	*	Amended Employment Agreement, dated as of December 18, 2008, by and between Polypore International, Inc. and Mitchell J. Pulwer (incorporated by reference to Exhibit 10.10 to the company's Annual Report on Form 10-K filed on March 12, 2009)

10.11	*	Employment Agreement, dated as of April 4, 2006, by and between Membrana GmbH, a subsidiary of Polypore, Inc. and Josef Sauer (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q filed on August 15, 2006)

10.12	*	Polypore International, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed on August 15, 2006)

10.13	*	Form of Executive Severance Plan Policy (incorporated by reference to Exhibit 10.13 to the company's Annual Report on Form 10-K filed on March 12, 2009)

10.14	*	Polypore International, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, filed on July 25, 2007 (Commission File No. 333-144846))

10.15		Form of Restricted Stock Grant Notice and Agreement under the Polypore International, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed on July 25, 2007 (Commission File No. 333-144846))

10.16		Form of Option Grant Notice and Agreement under the Polypore International, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 filed on July 25, 2007 (Commission File No. 333-144846))

Exhibit No.	Exhibit Description
10.17	Amended and Restated Credit Agreement, dated as of July 3, 2007, among PP Holding Corporation, Polypore, Inc., Daramic Holding S.A.S., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders named therein (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on July 10, 2007)

10.18	First Amendment and Reaffirmation Agreement, dated as of July 3, 2007, among PP Holding Corporation, Polypore, Inc., all of Polypore, Inc.'s domestic restricted subsidiaries and J.P. Morgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed on July 10, 2007)

10.19	Underwriting Agreement, dated as of December 7, 2010, among certain stockholders of Polypore International, Inc. and Barclays Capital Inc. (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K, filed on December 13, 2010)

10.20	Underwriting Agreement, dated as of March 17, 2011, among certain stockholders of Polypore International, Inc. and Barclays Capital Inc. (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K, filed on March 23, 2011)

21.1	Subsidiaries of Polypore International, Inc. (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed on February 25, 2011)

23.1	Consent of Independent Registered Public Accounting Firm

*
Management contract or compensatory plan or arrangement